                                                                  Execution Copy





                            COMPETITIVE ADVANCE AND
                  MULTI-CURRENCY CREDIT FACILITIES AGREEMENT

                           Dated as of June 29, 2001

                                     among

                      CHOICE HOTELS INTERNATIONAL, INC.,
                                 as Borrower,

                           THE LENDERS NAMED HEREIN,

                                      and

              THE CHASE MANHATTAN BANK, as Issuing Bank and Agent

                                     with

                J.P. MORGAN SECURITIES INC., as Sole Bookrunner
                               and Lead Arranger

                   FLEET NATIONAL BANK, as Syndication Agent

                SALOMON SMITH BARNEY INC., as Syndication Agent

                                      and

               FIRST UNION NATIONAL BANK, as Documentation Agent

                                TABLE OF CONTENTS

ARTICLE I. DEFINITIONS......................................................   1
     SECTION 1.01. Defined Terms............................................   1
                   -------------
     SECTION 1.02. Classification of Loans and Borrowings...................  25
                   --------------------------------------
     SECTION 1.03. Terms Generally..........................................  26
                   ---------------
ARTICLE II. THE CREDITS.....     ...........................................  26
     SECTION 2.01. Commitments..............................................  26
                   -----------
     SECTION 2.02. Loans....................................................  27
                   -----
     SECTION 2.03. Competitive Bid Procedure................................  30
                   -------------------------
     SECTION 2.04. Term Borrowing and Standby Borrowing Procedures..........  33
                   -----------------------------------------------
     SECTION 2.05. Refinancings.............................................  34
                   ------------
     SECTION 2.06. Fees.....................................................  34
                   ----
     SECTION 2.07. Evidence of Indebtedness; Repayment of Loans.............  35
                   --------------------------------------------
     SECTION 2.08. Interest on Loans........................................  36
                   -----------------
     SECTION 2.09. Default Interest.........................................  37
                   ----------------
     SECTION 2.10. Alternate Rate of Interest...............................  37
                   --------------------------
     SECTION 2.11. Termination and Reduction of Commitments.................  38
                   ----------------------------------------
     SECTION 2.12. Prepayment; Amortization of Term Loans...................  39
                   --------------------------------------
     SECTION 2.13. Reserve Requirements; Change in Circumstances............  40
                   ---------------------------------------------
     SECTION 2.14. Change in Legality.......................................  42
                   ------------------
     SECTION 2.15. Indemnity................................................  43
                   ---------
     SECTION 2.16. Pro Rata Treatment.......................................  44
                   ------------------
     SECTION 2.17. Sharing of Setoffs.......................................  45
                   ------------------
     SECTION 2.18. Payments.................................................  45
                   --------
     SECTION 2.19. Taxes....................................................  46
                   -----
     SECTION 2.20. Letters of Credit........................................  49
                   -----------------
     SECTION 2.21. Currency Fluctuations, etc...............................  55
                   --------------------------
     SECTION 2.22. Increase in Commitment...................................  55
                   ----------------------
     SECTION 2.23. Special Provisions Regarding Standby Loans...............  57
                   ------------------------------------------
     SECTION 2.24. Replacement of Certain Lenders...........................  60
                   ------------------------------

ARTICLE III. REPRESENTATIONS AND WARRANTIES.................................  60
     SECTION 3.01. Organization; Powers.....................................  60
                   --------------------
     SECTION 3.02. Authorization............................................  61
                   -------------
     SECTION 3.03. Enforceability...........................................  61
                   --------------
     SECTION 3.04. Governmental Approvals...................................  61
                   ----------------------
     SECTION 3.05. Financial Statements.....................................  61
                   --------------------

      SECTION 3.06. No Material Adverse Change..............................  62
                    --------------------------
      SECTION 3.07. Title to Properties; Possession Under Leases............  62
                    --------------------------------------------
      SECTION 3.08. Subsidiaries............................................  62
                    ------------
      SECTION 3.09. Litigation; Compliance with Laws........................  62
                    --------------------------------
      SECTION 3.10. Agreements..............................................  63
                    ----------
      SECTION 3.11. Federal Reserve Regulations.............................  63
                    ---------------------------
      SECTION 3.12. Investment Company Act; Public Utility Holding
                    ----------------------------------------------
                    Company Act.............................................  63
                    -----------
      SECTION 3.13. Use of Proceeds.........................................  64
                    ---------------
      SECTION 3.14. Tax Returns.............................................  64
                    -----------
      SECTION 3.15. No Material Misstatements...............................  64
                    -------------------------
      SECTION 3.16. Employee Benefit Plans..................................  64
                    ----------------------
      SECTION 3.17. Environmental Matters...................................  65
                    ---------------------
      SECTION 3.18. Solvency................................................  65
                    --------

ARTICLE IV. CONDITIONS OF LENDING...........................................  65
      SECTION 4.01. All Credit Events.......................................  66
                    -----------------
      SECTION 4.02. First Credit Event......................................  66
                    ------------------

ARTICLE V. AFFIRMATIVE COVENANTS............................................  68
      SECTION 5.01. Existence; Businesses and Properties....................  68
                    ------------------------------------
      SECTION 5.02. Insurance...............................................  69
                    ---------
      SECTION 5.03. Taxes...................................................  69
                    -----
      SECTION 5.04. Financial Statements, Reports, etc......................  69
                    ----------------------------------
      SECTION 5.05. Litigation and Other Notices............................  70
                    ----------------------------
      SECTION 5.06. ERISA...................................................  71
                    -----
      SECTION 5.07. Maintaining Records; Access to Properties and
                    ---------------------------------------------
                    Inspections.............................................  72
                    -----------
      SECTION 5.08. Use of Proceeds.........................................  72
                    ---------------
      SECTION 5.09. Subsidiaries............................................  72
                    ------------

ARTICLE VI. NEGATIVE COVENANTS..............................................  73
      SECTION 6.01. Indebtedness............................................  73
                    ------------
      SECTION 6.02. Liens...................................................  73
                    -----
      SECTION 6.03. Sale and Lease-Back Transactions........................  75
                    --------------------------------
      SECTION 6.04. Investments, Loans and Advances.........................  75
                    -------------------------------
      SECTION 6.05. Mergers and Consolidations..............................  76
                    --------------------------
      SECTION 6.06. Asset Sales.............................................  76
                    -----------
      SECTION 6.07. Transactions with Affiliates............................  76
                    ----------------------------
      SECTION 6.08. Business of Borrower and Subsidiaries...................  77
                    -------------------------------------
      SECTION 6.09. Agreements..............................................  77
                    ----------
      SECTION 6.10. Fiscal Year.............................................  77
                    -----------

      SECTION 6.11. No Further Negative Pledges.............................  77
                    ---------------------------
      SECTION 6.12. Consolidated Leverage Ratio.............................  77
                    ---------------------------
      SECTION 6.13. Consolidated Interest Coverage Ratio....................  78
                    ------------------------------------
      SECTION 6.14. Required Guarantors.....................................  78
                    -------------------

ARTICLE VII. EVENTS OF DEFAULT..............................................  78

ARTICLE VIII. THE AGENT.....................................................  82

ARTICLE IX. MISCELLANEOUS...................................................  84
      SECTION 9.01. Notices.................................................  84
                    -------
      SECTION 9.02. Survival of Agreement...................................  85
                    ---------------------
      SECTION 9.03. Binding Effect..........................................  85
                    --------------
      SECTION 9.04. Successors and Assigns..................................  86
                    ----------------------
      SECTION 9.05. Expenses; Indemnity.....................................  90
                    -------------------
      SECTION 9.06. Right of Setoff.........................................  92
                    ---------------
      SECTION 9.07. Applicable Law..........................................  93
                    --------------
      SECTION 9.08. Waivers; Amendment......................................  93
                    ------------------
      SECTION 9.09. Interest Rate Limitation................................  94
                    ------------------------
      SECTION 9.10. Entire Agreement........................................  94
                    ----------------
      SECTION 9.11. Waiver of Jury Trial; Punitive Damages..................  95
                    --------------------------------------
      SECTION 9.12. Severability............................................  95
                    ------------
      SECTION 9.13. Counterparts............................................  95
                    ------------
      SECTION 9.14. Headings................................................  95
                    --------
      SECTION 9.15. Jurisdiction; Consent to Service of Process;
                    --------------------------------------------
                    Judgment Currency.......................................  95
                    -----------------
      SECTION 9.16. Confidentiality.........................................  97
                    ---------------
      SECTION 9.17. European Monetary Union.................................  98
                    -----------------------
      SECTION 9.18. No Bankruptcy Proceedings...............................  98
                    -------------------------

Exhibits
--------
Exhibit A-1            Form of Competitive Bid Request
Exhibit A-2            Form of Notice of Competitive Bid Request
Exhibit A-3            Form of Competitive Bid
Exhibit A-4            Form of Competitive Bid Accept/Reject
                        Letter
Exhibit A-5            Form of Borrowing Request
Exhibit B              Form of Administrative Questionnaire
Exhibit C              Form of Assignment and Acceptance
Exhibit D              Form of Opinion of Counsel
Exhibit E-1            Form of Guarantee Agreement for Domestic Subsidiaries
Exhibit E-2            Form of Guarantee Agreement for Foreign Subsidiaries
Exhibit F              Form of Designated Bank Note
Exhibit G              Form of Designation Agreement

Schedules
---------
Schedule 1.01          Hotel Properties
Schedule 2.01          Commitments
Schedule 2.20(a)       Existing Letters of Credit
Schedule 3.08          Subsidiaries
Schedule 6.02          Existing Liens
Schedule 6.04          Existing Investments

                COMPETITIVE ADVANCE AND MULTI-CURRENCY CREDIT
                             FACILITIES AGREEMENT

     COMPETITIVE ADVANCE AND MULTI-CURRENCY CREDIT FACILITIES AGREEMENT dated as of June 29, 2001, among CHOICE HOTELS INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), the Lenders referred to herein and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 1.01.

     The Borrower has requested the Lenders to extend credit to the Borrower in order to enable it to borrow (a) on a term basis on the Effective Date a principal amount not in excess of $150,000,000 and (b) on a standby revolving credit basis on and after the Effective Date and at any time and from time to time prior to the Revolving Maturity Date an aggregate principal amount not in excess of $110,000,000 at any time outstanding. The Borrower has requested that up to $36,666,666.67 of such revolving credit borrowings be available to the Borrower in Alternative Currencies. The Borrower has also requested the Lenders to provide a procedure to increase the amount of revolving credit loans (including those in Alternative Currencies) if additional commitments are obtained. The Borrower has also requested the Lenders to provide a procedure pursuant to which the Borrower may invite the Lenders to bid on an uncommitted basis on short term borrowings by the Borrower up to fifty percent of the Total Revolving Commitment. The Borrower has requested the Issuing Bank to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $30,000,000. The proceeds of the borrowings and the letters of credit hereunder shall be used for the refinancing of existing Indebtedness, stock repurchases, capital contributions to joint ventures and general corporate purposes of the Borrower and the Subsidiaries, including working capital, capital expenditures and certain acquisitions. The Lenders are willing to extend such credit to the Borrower and the Issuing Bank is willing to issue letters of credit for the account of the Borrower on the terms and subject to the conditions herein set forth. Accordingly, the parties hereto agree as follows:

ARTICLE I. DEFINITIONS

     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms
                   -------------
shall have the meanings specified below:

     "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

     "ABR Loan" shall mean any Loan denominated in dollars bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

     "ABR Standby Loan" shall mean any Standby Loan denominated in dollars bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

     "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit B.

     "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

     "Agent" shall have the meaning assigned to such term in the recitals.

     "Agent and Administrative Fees" shall have the meaning assigned to such term in Section 2.06(b).

     "Aggregate Principal Amount Outstanding" shall mean, at any time, the sum of (i) the aggregate principal amount at such time of all outstanding Revolving Loans denominated in dollars and (ii) the aggregate Equivalent Dollar Amount at such time of the principal amounts of all outstanding Eurocurrency Revolving Loans.

     "Aggregate Standby Exposure" shall mean the aggregate amount of the Lenders' Standby Exposures.

     "Agreement" shall mean this Competitive Advance and Multi-Currency Credit Facilities Agreement.

     "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, or (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized national standing selected by it. If for any reason the Agent shall have determined that it is unable to ascertain the Federal Funds Effective Rate, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Alternative Currency" shall mean Euros, Sterling, French Francs, Deutsche Marks, any European common currency referred to in Section 9.17 and any other freely available currency that is freely transferable and freely convertible into dollars and in which dealings in deposits are carried on in the London interbank market, which shall be requested by the Borrower and approved by the Lenders with Revolving Tranche B Commitments.

     "Alternative Currency Letter of Credit" shall mean a Letter of Credit denominated in an Alternative Currency.

     "Applicable Percentage" shall mean, with respect to any Eurodollar Standby Loan or ABR Loan or with respect to the Facility Fees, as the case may be, the applicable percentage per annum set forth in the table below under the caption "Applicable Percentage for LIBOR Rate Loans", "Applicable Percentage for Alternate Base Rate Loans" or "Facility Fee Percentage", as the case may be, based upon the Borrower's Credit Rating as set forth below:

     Revolving Loans
     ---------------

-------------------------------------------------------------------------------------------------------------------
Range of the                    Range of the           Applicable          Applicable            Facility Fee
------------                    ------------           ----------          ----------            ------------
Borrower's                      Borrower's             Percentage        Percentage for           Percentage
----------                      ----------             ----------        --------------           ----------
Credit Rating                  Credit-Rating           for LIBOR         Alternate Base
-------------                  -------------           ---------         --------------
(S&P)                            (Moody's)             Rate Loans          Rate Loans
-----                            ---------             ----------          ----------
-------------------------------------------------------------------------------------------------------------------
BBB+ or higher            Baa1 or higher                0.60%                   0                   0.15%
-------------------------------------------------------------------------------------------------------------------
BBB                       Baa2                          0.80%                   0                   0.20%
-------------------------------------------------------------------------------------------------------------------
BBB-                      Baa3                          1.00%                   0                   0.25%
-------------------------------------------------------------------------------------------------------------------
Below BBB- or             Below Baa3 or                 1.50%                0.50%                  0.50%
unrated                   unrated
-------------------------------------------------------------------------------------------------------------------

         Term Loans
         ----------

-------------------------------------------------------------------------------------------------------------------
S&P Rating                       Moody's Rating                       Applicable              Applicable
----------                       --------------                       ----------              ----------
                                                                    Percentage for           Percentage for
                                                                    --------------           --------------
                                                                      LIBOR Rate             Alternate Base
                                                                      ----------             --------------
                                                                        Loans                  Rate Loans
                                                                        -----                  ----------
-------------------------------------------------------------------------------------------------------------------
BBB+ or higher                   Baa1 or higher                         0.75%                        0
-------------------------------------------------------------------------------------------------------------------
BBB                              Baa2                                   1.00%                        0
-------------------------------------------------------------------------------------------------------------------
BBB-                             Baa3                                   1.25%                        0
-------------------------------------------------------------------------------------------------------------------
Below BBB- or                    Below Baa3 or                          2.00%                     0.50%
unrated                          unrated
-------------------------------------------------------------------------------------------------------------------


Any change in the Borrower's Credit Rating causing it to move to a different range on the table shall effect an immediate change in the Applicable Percentage. The Borrower shall notify the Agent in writing promptly after becoming aware of any change in any of its Credit Ratings. In order to qualify for an Applicable Percentage based on its Credit Rating, the Borrower shall maintain an Investment Grade Credit Rating from at least two nationally recognized rating agencies, one of which must be Moody's or S&P; provided that if the Borrower fails to maintain at least two Investment Grade Credit Ratings, the Applicable Percentage shall be based upon an S&P rating of "Below BBB- or unrated" in the tables above. In the event that the Borrower receives two Credit Ratings that are not equivalent, the Applicable Percentage shall be based upon the lower of the two Credit Ratings. In the event the Borrower receives more than two Credit Ratings and such Credit Ratings are not equivalent, the Applicable Percentage shall be based on the lower of the two highest Credit Ratings; provided that each of said two highest Credit Ratings shall be Investment Grade Credit Ratings and at least one of which shall be an Investment Grade Credit Rating from S&P or Moody's. Subject to the foregoing, the equivalent Credit Rating from a nationally-recognized rating agency other than S&P or Moody's may be used in place of the Credit Ratings from S&P or Moody's in the above table.

     "Asset Sale" shall mean, with respect to the Borrower or any Subsidiary, any sale, transfer or other disposition of any assets or other properties (including individual business assets, patents, trademarks and other intangibles) of the Borrower or such Subsidiary, including the sale, transfer or disposition of any capital stock of or any merger or consolidation involving any Subsidiary and any issuance or sale by any Subsidiary of shares of its capital stock, other than (i) sales of inventory and used equipment in the ordinary course of business of the person (whether the Borrower or a Subsidiary) owning and selling such inventory or used equipment; (ii) sales, transfers and other dispositions of any tangible assets by the Borrower or any Subsidiary that have become obsolete or if the Borrower or such Subsidiary enters into a purchase or construction agreement with a third party to replace such assets with comparable assets as soon as practicable (and in no event later than three months) after the disposition and, pending such replacement, diligently pursues the replacement thereof, and the fair market value of the replacement assets is substantially equivalent to or exceeds that of the assets so disposed of; (iii) sales, transfers and other dispositions of any assets to the Borrower or any Subsidiary; (iv) Sale and Lease-Back Transactions; and (v) sales by the Borrower or Subsidiaries of assets acquired from persons other than the Borrower or other Subsidiaries, which sales occur not more than 12 months after the respective dates on which such assets were acquired.

     "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Agent, in the form of Exhibit C.

     "Baron Entities" shall mean the collective reference to Ronald Baron, Baron Capital Group, Inc., Baron Capital, Inc., BAMCO, Inc., Baron Capital Management Inc., Baron Asset Fund and any of their respective Affiliates.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

     "Borrower" shall have the meaning assigned to such term in the recitals.

     "Borrowing" shall mean a group of Loans of the same Class and Type made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.03) on a single date and as to which a single Interest Period is in effect.

     "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.04.

     "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that (i) when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market and (ii) when used in connection with a Eurocurrency Loan, "Business Day" shall also exclude any day on which commercial banks are not open for foreign exchange business in London or, if such reference relates to the date on which any amount is to be paid or made available in an Alternative Currency, in the principal financial center in the country of such Alternative Currency.

     "Calculation Date" shall mean the last Business Day of each fiscal quarter of the Borrower or the date of a Sharing Event or the date of any redenomination under Section 2.20(e).

     "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP applied on a consistent basis and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP applied on a consistent basis.

     A "Change in Control" shall be deemed to have occurred if (a) any person or group (within the meaning Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) other than Stewart Bainum and his family shall own directly or indirectly, beneficially or of record, shares representing more than 15% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower, except that such a person or group may own directly or indirectly, beneficially or of record, shares representing not more than 20%, or 33% in the case of the Baron Entities, of the aggregate voting power represented by the issued and outstanding capital stock of the Borrower if and so long as such person or group reports and continues to report
(i) such ownership on Schedule 13G (filed pursuant to Rule 13d-1(b), Rule

13d-1(c), or, in the case of amendments, Rule 13d-2(b), of the Securities and Exchange Commission as in effect on the date hereof) or (ii) in the case of the Baron Entities only, the letter agreement dated February 4, 1998, between the Borrower and the Baron Entities remains in effect and the Baron Entities are in compliance therewith; (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time have been occupied by persons who were neither (i) nominated by the management of the Borrower or by the Nominating Committee of the Borrower's board of directors in connection with an annual meeting of the stockholders of the Borrower, nor (ii) appointed by directors so nominated; or (c) any person or group other than Stewart Bainum and his family shall otherwise directly or indirectly Control the Borrower. Notwithstanding the foregoing, if a trust or foundation or other entity established by Stewart Bainum or his family holds shares representing in excess of 15% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower and Stewart Bainum or his family Controls such trust or foundation or such other entity and the vote of such shares held by such trust or foundation or such other entity and Stewart Bainum and his family remain in Control of the Borrower, there shall be no Change in Control for purposes of this Agreement; provided, however, that any transfer of such shares by Stewart Bainum, such trust or such foundation or such other entity shall stand on its own merits for purposes of this Agreement. Notwithstanding the foregoing, no Change in Control will be deemed to have occurred by virtue of the Baron Entities owning directly or indirectly, beneficially or of record, shares representing greater than 33% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower if the Baron Entities shall own greater than 33% of the capital stock of the Borrower solely as a result of stock repurchases made by the Borrower in the ordinary course of business, with no view toward increasing the Baron Entities' relative ownership interest or otherwise changing control of the Borrower; provided that the Baron Entities shall not have acquired directly or indirectly, beneficially or of record, any shares of capital stock of the Borrower since February 4, 1998, other than (i) pursuant to pro rata stock splits and stock dividends made by the Borrower and (ii) that the Baron Entities, as a whole, may at any time own the same aggregate number of shares of capital stock of the Borrower that they own as of February 4, 1998 (after giving effect to dispositions and repurchases by the Baron Entities).

     "Class", when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are Revolving Tranche A Loans, Revolving Tranche B Loans or Term Loans and, when used in reference to any Commitment, shall refer to whether such Commitment is a

Revolving Tranche A Commitment, a Revolving Tranche B Commitment or a Term Commitment.

     "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

     "Commitment" shall mean a Revolving Tranche A Commitment, a Revolving Tranche B Commitment or a Term Commitment, or any combination thereof (as the context requires).

     "Competitive Bid" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.03.

     "Competitive Bid Accept/Reject Letter" shall mean a notification made by the Borrower pursuant to Section 2.03 (d) in the form of Exhibit A-4.

     "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Lender pursuant to Section 2.03(b), (i) in the case of a Eurodollar Competitive Loan, the Competitive Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

     "Competitive Bid Request" shall mean a request made pursuant to Section
2.03 in the form of Exhibit A-1.

     "Competitive Borrowing" shall mean a borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by the Borrower under the bidding procedure described in Section 2.03.

     "Competitive Loan" shall mean a Loan from a Lender to the Borrower pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Eurodollar Competitive Loan or a Fixed Rate Loan.

     "Competitive Margin" shall mean, as to any Eurodollar Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the Adjusted LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

     "Consolidated EBITDA" shall mean, for any period, the Consolidated Net Income for such period taken as a single accounting period, plus (a) the sum of
                                                            ----
the following amounts of the Borrower and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Consolidated Net Income: (i) depreciation expense, (ii) amortization expense, (iii) interest expense, (iv) income tax expense, and (v) other non-cash charges (other than any increase in the allowance for doubtful accounts), less (b) the portion of such Consolidated
                                  ----
EBITDA attributable to any Subsidiary that is not a Guarantor.

     "Consolidated Funded Indebtedness" means, as of any date of determination without duplication, all obligations accounted for as indebtedness on a consolidated balance sheet of the Borrower on such date, in accordance with GAAP consistently applied, whether such obligations are classified as long-term or short-term, and including in any event and without limitation, all Guaranties of indebtedness of others and all obligations as an account party in respect of letters of credit and bankers' acceptances; provided that all such obligations of a Subsidiary that is not a Guarantor shall not be included in the determination of Consolidated Funded Indebtedness.

     "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

     "Consolidated Interest Expense" shall mean, for any period without duplication, gross total expenses of the Borrower and its consolidated Subsidiaries accounted for as interest expense (including capitalized interest determined in accordance with GAAP consistently applied) for such period, including (i) the portion of rental payments under Capital Lease Obligations deemed to represent interest in accordance with GAAP consistently applied, (ii) the amortization of debt discounts, (iii) the amortization of all fees (including fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, all as determined on a consolidated basis in accordance with GAAP consistently applied. For purposes of the foregoing, (x) gross interest expense shall be determined after giving effect to any net payments made or received with respect to interest rate protection agreements entered in to as a hedge against interest rate exposure and (y) the aggregate amount of such gross interest expense of a Subsidiary which is not a Guarantor shall not be included in the determination of Consolidated Interest Expense.

     "Consolidated Leverage Ratio" shall mean the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA. In the event the Borrower shall complete, directly or through a Subsidiary, an acquisition or divestiture of any person or business unit during any period, the Consolidated Leverage Ratio as of the end of and for such period shall thereafter be determined on a pro forma basis as if such acquisition or divestiture had been completed on the first day of such period.

     "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its consolidated Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP consistently applied; provided, however, that of interest income only cash interest income shall be included in the determination of Consolidated Net Income.

     "Consolidated Total Assets" shall mean, as at any date of determination, the total assets of the Borrower and its consolidated Subsidiaries at such time, as determined on a consolidated basis in accordance with GAAP consistently applied, and including in any event and without limitation, the value of all investments by the Borrower or any consolidated Subsidiary in any joint venture or other person that is not consolidated with the Borrower in accordance with GAAP.

     "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative, thereto; provided, however, the existence of a management contract by the Borrower or one of its Affiliates to manage another entity shall not be deemed to be Control.

     "Credit Event" shall have the meaning assigned to such term in Section
4.01.

     "Credit Parties" shall mean, collectively, the Borrower, the Subsidiary Loan Parties and any other wholly-owned Subsidiary for which the Borrower has legal liability for such wholly-owned Subsidiary's obligations and liabilities.

     "Credit Rating" means the rating assigned by not less than two nationally-recognized rating agencies reasonably satisfactory to the Agent (at least one of which shall be S&P or Moody's) to the Borrower's senior long-term unsecured indebtedness.

     "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

     "Designated Bank" shall mean a special purpose corporation that (i) shall have become a party to this Agreement pursuant to Section 9.04(i), and (ii) is not otherwise a Lender.

     "Designated Bank Notes" shall mean promissory notes of the Borrower, substantially in the form of Exhibit F hereto, evidencing the obligation of the Borrower to repay Competitive Loans made by Designated Banks, as the same may be amended, supplemented, modified or restated from time to time, and

"Designated Bank Note" means any one of such promissory notes issued under
Section 9.04(i).

     "Designating Lender" shall have the meaning set forth in Section 9.04 (i).

     "Designation Agreement" shall mean a designation agreement in substantially the form of Exhibit G attached hereto, entered into by a Lender and a Designated Bank and accepted by the Agent.

     "Deutsche Marks" shall mean the lawful money of the Federal Republic of Germany.

     "dollars" or "$" shall mean lawful money of the United States of America.

     "Domestic Subsidiary" shall mean any Subsidiary that is organized under the laws of the United States of America or any State thereof or the District of Columbia.

     "Effective Date" shall mean the date on and as of which each of the conditions set forth in Section 4.02 shall have been satisfied.

     "Equivalent Dollar Amount" shall mean, (a) with respect to any Borrowing denominated in any Alternative Currency, the amount of dollars that would be required to purchase the amount of the Alternate Currency of such Borrowing on the date two Business Days prior to the date of such Borrowing (or in the case of any determination made under Section 2.21 or redenomination under Section 2.20(e), on the date of determination or redenomination therein referred to), based upon the Spot Exchange Rate and (b) with respect to any amount of dollars on any date, such amount of dollars.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

     "Eurocurrency" when used in reference to any Loan or Borrowing shall refer to whether such Loan, or Loans comprising such Borrowing, denominated in an Alternative Currency are bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

     "Eurocurrency Sublimit" shall mean the lesser of (i) 33-1/3% of the Total Revolving Commitment, (ii) $50,000,000 and (iii) the Total Revolving Tranche B Commitment.

     "Eurodollar", when used in reference to any Loan or Borrowing shall refer to whether such Loan, or Loans comprising such Borrowing, denominated in dollars are bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II (or, in the case of a Competitive Loan, the Adjusted LIBO Rate).

     "Event of Default" shall have the meaning assigned to such term in Article VII.

     "Existing Credit Agreement" shall mean the Competitive Advance and Multi-Currency Credit Facilities Agreement dated as of October 15, 1997, between Choice Hotels International, Inc., The Chase Manhattan Bank, as Agent, Chase Securities, Inc., as Arranger, and certain other lenders, as amended to date.

     "Facility Fee" shall have the meaning assigned to such term in Section 2.06(a).

     "Federal Funds Effective Rate" shall have the meaning assigned to such term in the definition of "Alternate Base Rate".

     "Fees" shall mean the Facility Fee, the Agent and Administrative Fees, the L/C Facing Fee and the L/C Fee.

     "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, treasurer or controller of such corporation.

     "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate
Loans.

     "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

     "Foreign Subsidiary" shall mean any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

     "French Francs" shall mean the lawful money of the Republic of France.

     "GAAP" shall mean generally accepted accounting principles in effect from time to time in the United States of America.

     "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

     "Guarantee Agreement" shall mean, collectively, the Guarantee Agreement, substantially in the form of Exhibit E-1, between the Subsidiary Loan Parties which are Domestic Subsidiaries and the Agent, and the Guarantee Agreement, substantially in the form of Exhibit E-2, between the Subsidiary Loan Parties which are Foreign Subsidiaries and the Agent.

     "Guarantor" means any Subsidiary that is a party to the Guarantee
Agreement.

     "Hotel Properties" shall mean the properties set forth on Schedule 1.01 and any hotel properties acquired or constructed after the date hereof, including fixtures and personalty associated therewith.

     "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed (valued at the lesser of (a) the amount of such Indebtedness or (b) if such Indebtedness is Non-Recourse to such person, the fair market value of such property), (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, (j) all obligations of such person as an account party in respect of letters of credit (other than (x) documentary letters of credit (including commercial and trade letters of credit) issued to secure payment obligations in respect of goods and services in the ordinary course of business and (y) letters of credit and surety bonds with respect to obligations of such person that are fully accounted for as liabilities in the financial records of such person) and bankers' acceptances, (k) to the extent not otherwise included, all obligations of such person under so-called forward equity purchase contracts where such person is obligated to purchase or redeem any shares of equity securities issued by such person, and (l) all obligations of such person in respect of any so-called "synthetic lease" (i.e., a lease of property which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes). The Indebtedness of any person shall not include current accounts payable incurred in the ordinary course of business. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

     "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurocurrency Loan or Eurodollar Loan with an Interest Period of more than three months' duration or a Fixed Rate Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Loan and, in addition, the date of any refinancing or conversion of such Loan with or to a Loan of a different Type.

     "Interest Period" shall mean (a) as to any Eurocurrency Borrowing or Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, or if available to all Lenders, 9 or 12 months thereafter, as the Borrower may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the last Business Day of the calendar quarter in which such Borrowing was made or, if earlier, on the Revolving Maturity Date or Term Maturity Date, as applicable, or the date of prepayment of such Borrowing and (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offer to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurocurrency Loans and Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

     "Interest Rate Determination Date" shall mean, in relation to any period for which an interest rate is to be determined with respect to a Eurodollar Borrowing or Eurocurrency Borrowing:

     (a) (if the currency is euro) two TARGET Days before the first day of that period; or

     (b) (for any other currency) two Business Days before the first day of that period,

unless, in either case, market practice differs in the relevant interbank market for a currency, in which case the Interest Rate Determination Date for that currency will be determined by the Agent in accordance with market practice in the relevant interbank market (and if quotations would normally be given by leading banks in the relevant interbank market on more than one day, the Interest Rate Determination Date will be the last of those days).

     "Investment Grade Credit Rating" shall mean a Credit Rating of BBB- or better from S&P, a Credit Rating of Baa3 or better from Moody's or a rating equivalent to the foregoing from another nationally-recognized rating agency.

     "Issuing Bank" shall mean, as the context may require, (a) The Chase Manhattan Bank, or (b) any other Lender that may become an Issuing Bank pursuant to Section 2.20(h), with respect to Letters of Credit issued by such Lender.

     "L/C Disbursement" shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

     "L/C Exposure" shall mean the sum of the L/C Tranche A Exposure and the L/C Tranche B Exposure. The L/C Exposure of any Lender at any time shall mean the sum of its L/C Tranche A Exposure and its L/C Tranche B Exposure at such time.

     "L/C Tranche A Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Tranche A Letters of Credit at such time, plus (b) the aggregate principal amount of all L/C Disbursements relating to Tranche A Letters of Credit that have not yet been reimbursed at such time. The L/C Tranche A Exposure of any Lender at any time shall mean its Pro Rata Percentage (based upon the Revolving Tranche A Commitments) of the aggregate L/C Tranche A Exposure at such time.

     "L/C Tranche B Exposure" shall mean at any time the sum of the Equivalent Dollar Amount of (a) the aggregate undrawn amount of all outstanding Tranche B Letters of Credit at such time, plus (b) the aggregate principal amount of all L/C Disbursements relating to Tranche B Letters of Credit that have not yet been reimbursed at such time. The L/C Tranche B Exposure of any Lender at any time shall mean its Pro Rata Percentage (based upon the Revolving Tranche B Commitments) of the aggregate L/C Tranche B Exposure at such time.

     "L/C Facing Fee" shall have the meaning assigned to such term in Section 2.06(c)(ii).

     "L/C Fee" shall have the meaning assigned to such term in Section
2.06(c)(i).

     "Lender" shall mean (a) a person listed on Schedule 2.01 and any other person that shall become a party hereto pursuant to an Assignment and Acceptance, other than such person that ceases to be a party hereto pursuant to an Assignment and Acceptance or (b) a Designated Bank; provided, however, that the term "Lender" shall exclude each Designated Bank when used in reference to a Standby Loan, the Revolving Commitments or terms relating to the Standby Loans and the Revolving Commitments and shall further exclude each Designated Bank for all other purposes hereunder except that any Designated Bank which funds a Competitive Loan shall, subject to Section 9.4(i), have the rights (including, without limitation, the rights given to a Lender contained in Article IX) and obligations of a Lender associated with holding such Competitive Loan.

     "Lender Affiliate" shall mean, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Letter of Credit" shall mean any letter of credit issued pursuant to
Section 2.20, as permitted hereby.

     "LIBO Rate" means, with respect to any Eurodollar Borrowing or Eurocurrency Borrowing (other than Eurocurrency Borrowings denominated in Sterling) for any Interest Period, the rate appearing on Page 3740 or Page 3750, as applicable, of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the applicable currency in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in the applicable currency with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason or in the event of an Eurocurrency Borrowing denominated in Sterling, then the "LIBO Rate" with respect to such Eurodollar Borrowing or Eurocurrency Borrowing for such Interest Period shall be the rate at which deposits in the applicable currency of $5,000,000 (or its Equivalent Dollar Amount) and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on the Interest Rate Determination Date.

     "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) in the case of securities, any purchase option, call or similar right of a third party (excluding rights of first refusal) with respect to such securities.

     "Loans" shall mean the loans made by the Lenders to the Borrower pursuant to this Agreement.

     "Loan Documents" shall mean this Agreement, the Letters of Credit, the Guarantee Agreement, if requested by a Lender pursuant to Section 2.07(e), each promissory note, and if applicable, any Designation Agreements and Designated Bank Notes.

     "Loan Parties" shall mean the Borrower and the Subsidiary Loan Parties.

     "Margin Stock" shall mean "margin stock" or "margin securities" as such terms are defined in Regulation U and Regulation X.

     "Material Adverse Effect" shall mean a materially adverse effect on the business, assets, property or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "Non-Recourse" shall mean, with reference to any obligation or liability of any person, any obligation or liability for which such person is not liable or obligated other than, if at all, as to its interest in a specifically identified asset only, subject to such limited exceptions to the non-recourse nature of such obligation or liability, such as fraud, misappropriation, misapplication and environmental indemnities, as are usual and customary in like transactions involving institutional lenders at the time of the incurrence of such obligation or liability.

     "Obligations" shall mean (a) the Borrower's obligations in respect of the due and punctual payment of principal of and interest on the Loans and reimbursement of the L/C Disbursements, in each case when and as due whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all Fees, expenses, indemnities, reimbursements and other obligations, monetary or otherwise, of the Borrower under this Agreement or any other Loan Document, (c) all obligations, monetary or otherwise, of each Subsidiary under each Loan Document to which it is a party and (d) unless otherwise agreed upon in writing by the applicable Lender party thereto, all obligations of the Borrower, monetary or otherwise, under each interest rate protection agreement entered into with a counterparty that was a Lender (or an Affiliate thereof) at the time such interest rate protection agreement was entered into.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

     "Permitted Liquid Investments" shall mean:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America);

          (b) investments in commercial paper having credit ratings of at least A-2 from S&P and P-2 from Moody's;

          (c) investments in certificates of deposit, bankers acceptances and time deposits issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $200,000,000;

          (d) investments in the ordinary course of business in customary repurchase agreements with respect to freely marketable, short-term securities of the type customarily subject to repurchase agreements; and

          (e) other readily marketable debt and equity securities traded on national securities exchanges or on other nationally recognized markets, including over-the-counter markets.

     "person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

     "Plan" shall mean any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of the Borrower or any ERISA Affiliate.

     "Pro Rata Percentage" of any Lender at any time shall mean the percentage of the total Term Commitment, Total Tranche A Revolving Commitment, Total Tranche B Revolving Commitment, Total Revolving Commitment represented by such Lender's Term Commitment, Revolving Tranche A Commitment, Revolving Tranche B Commitment or Revolving Commitment. In the event such Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of applicable Commitments most recently in effect (giving effect to any assignments under Section 9.04).

     "Proprietary Information" shall have the meaning given such term in Section 9.16.

     "Recourse" shall mean, with reference to any obligation or liability of any person, any liability or obligation that is not Non-Recourse to such person.

     "Reference Bank" shall mean the Agent.

     "Register" shall have the meaning given such term in Section 9.04(d).

     "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Reportable Event" shall mean any reportable event as defined in Section 4043 (c) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

     "Required Lenders" shall mean, at any time, Lenders having Commitments representing at least a majority of the aggregate Commitments or, if the Commitments have been terminated, Lenders holding Loans and L/C Exposures representing at least a majority of the sum of the aggregate amount of L/C Exposures and aggregate principal amount of the Loans then outstanding.

     "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

     "Revolving Availability Period" shall mean the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

     "Revolving Borrowing" shall mean a Borrowing of Revolving Loans.

     "Revolving Commitment" shall mean, with respect to each Lender, the sum of its Revolving Tranche A Commitment and its Revolving Tranche B Commitment.

     "Revolving Lender" shall mean a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with a Standby Exposure.

     "Revolving Loan" shall mean a Standby Loan or a Competitive Loan.

     "Revolving Maturity Date" shall mean June 29, 2006.

     "Revolving Tranche A Commitment" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Standby Tranche A Loans and to acquire participations in Tranche A Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Tranche A Usage hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.11 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Tranche A Commitment is set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Tranche A Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Tranche A Commitments is $73,333,333.33.

     "Revolving Tranche A Usage" shall mean, with respect to each Lender, the sum of its Standby Tranche A Exposure plus the amount by which the Competitive Loans outstanding at such time shall be deemed to have used such Lender's Revolving Tranche A Commitment pursuant to Section 2.16.

     "Revolving Tranche B Commitment" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Standby Tranche B Loans and to acquire participations in Tranche B Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Tranche B Usage hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.11 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Tranche B Commitment is set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Tranche B Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Tranche B Commitments is $36,666,666.67.

     "Revolving Tranche B Usage" shall mean, with respect to each Lender, the sum of its Standby Tranche B Exposure plus the amount by which the Competitive Loans outstanding at such time shall be deemed to have used such Lender's Revolving Tranche B Commitment pursuant to Section 2.16.

     "Sale and Lease-Back Transaction" shall mean any arrangement, directly or indirectly, with any person whereby such person shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

     "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

     "Sharing Event" shall mean (i) the occurrence of an Event of Default with respect to the Borrower or a Guarantor pursuant to clauses (g) or (h) of Article VII, (ii) the termination of the Commitments pursuant to Article VII or (iii) the acceleration of the Loans pursuant to Article VII.

     "Spot Exchange Rate" shall mean on the day two Business Days prior to any Calculation Date with respect to any Alternative Currency (i) the rate appearing on the relevant display page (as determined by the Agent) on the Reuters Monitor Money Rates Service for the sale of such Alternative Currency for dollars in the London foreign exchange market at approximately 11 a.m. London time for delivery two days later, or, if not available, (ii) the spot selling rate at which the Agent offers to sell such Alternative Currency for dollars in the London foreign exchange market at approximately 11:00 a.m. London time for delivery two Business Days later; provided, however, that if, at the time of any such determination, no such spot rate can reasonably be quoted, the Agent may use any method (including obtaining quotes from two (2) or more market makers for the applicable Alternative Currency) as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

     "Standby Borrowing" shall mean a Revolving Borrowing consisting of simultaneous Standby Loans from each of the applicable Revolving Lenders.

     "Standby Borrowing Request" shall mean a request made pursuant to Section
2.04 in the form of Exhibit A-5.

     "Standby Exposure" shall mean with respect to any Lender at any time, the sum of its Standby Tranche A Exposure and its Standby Tranche B Exposure.

     "Standby Loans" shall mean, collectively, the Standby Tranche A Loans and the Standby Tranche B Loans.

     "Standby Tranche A Exposure" shall mean with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Standby Tranche A Loans denominated in dollars, plus its L/C Tranche A Exposure at such time.

     "Standby Tranche B Exposure" shall mean with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Standby Tranche B Loans denominated in dollars, plus the Equivalent Dollar Amount at such time of the outstanding principal amount at such time of such Lender's Standby Tranche B Loans that are Alternative Currency Loans and its L/C Tranche B Exposure at such time.

     "Standby Tranche A Loans" shall mean the Loans made by the Lenders to the Borrower pursuant to clause (b) of Section 2.01 and to Section 2.04. Each Standby Tranche A Loan shall be a Eurodollar Standby Loan or an ABR Loan.

     "Standby Tranche B Loans" shall mean the Loans made by the Lenders to the Borrower pursuant to clause (c) of Section 2.01 and to Section 2.04. Each Standby Tranche B Loan shall be a Eurocurrency Loan, a Eurodollar Standby Loan or an ABR Loan.

     "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Sterling" or "(Pounds)" shall mean the lawful money of the United Kingdom.

     "subsidiary" shall mean with respect to any person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, directly or indirectly owned or controlled by such person or one or more subsidiaries of such person or by such person and one or more subsidiaries of such person.

     "Subsidiary" shall mean any subsidiary of the Borrower.

     "Subsidiary Loan Party" shall mean (a) any Domestic Subsidiary that has assets greater than or equal to 10% of Consolidated Total Assets, (b) any Subsidiary that directly or indirectly owns any capital stock of any Subsidiary referred to in clause (a) (other than a Foreign Subsidiary which is not required to become a party to the Guarantee Agreement to make enforceable under applicable law the Guarantee Agreement of any Subsidiary referred to in clause
(a)), (c) any Foreign Subsidiary that has assets greater than or equal to 15% of Consolidated Total Assets, (d) any Subsidiary that directly or indirectly owns any capital stock of any Subsidiary referred to in clause (c) (other than a Foreign Subsidiary which is not required to become a party to the Guarantee Agreement to make enforceable under applicable law the Guarantee Agreement of any Subsidiary referred to in clause (c)), and (e) any other Subsidiary that is a Guarantor.

     "TARGET" shall mean Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

     "TARGET Day" shall mean any day on which TARGET is open for the settlement of payments in Euros.

     "Term Commitment" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Effective Date, as such commitment may be (a) reduced from time to time pursuant to Section 2.11 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Term Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The initial aggregate amount of the Lenders' Term Commitments is US$150,000,000.

     "Term Lender" shall mean a Lender with a Term Commitment or an outstanding Term Loan.

     "Term Loan" shall mean a Loan made pursuant to clause (a) of Section 2.01.

     "Term Maturity Date" shall mean June 29, 2006.

     "Total Revolving Commitment" shall mean at any time the aggregate amount of the Lenders' Revolving Commitments, as in effect at such time.

     "Total Revolving Tranche A Commitment" shall mean at any time the aggregate amount of the Lenders' Revolving Tranche A Commitments, as in effect at such time.

     "Total Revolving Tranche B Commitment" shall mean at any time the aggregate amount of the Lenders' Revolving Tranche B Commitments, as in effect at such time.

     "Tranche A Letter of Credit" shall mean any Letter of Credit issued against the Total Revolving Tranche A Commitment pursuant to Section 2.20, as permitted hereby.

     "Tranche B Letter of Credit" shall mean any Letter of Credit issued against the Total Revolving Tranche B Commitment pursuant to Section 2.20, as permitted hereby.

     "Transactions" shall have the meaning assigned to such term in Section
3.02.

     "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined and the currency in which such Loan or the Loans comprising such Borrowing are denominated. For purposes hereof, "Rate" shall include the Adjusted LIBO Rate, the Alternate Base Rate and the Fixed Rate, and "currency" shall include Dollars, French Francs, Deutsche Marks, Sterling and any other Alternative Currency permitted hereunder.

     "Wholly Owned Subsidiary" shall mean a Subsidiary all the capital stock or other ownership interest of which is owned by the Borrower or a Wholly Owned Subsidiary of the Borrower (including any Subsidiary that would be wholly owned but for directors' qualifying shares or similar matters).

     "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. Classification of Loans and Borrowings. For purposes of this
                   --------------------------------------
Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Tranche A Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Tranche A Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Tranche A Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Tranche A Revolving Borrowing").

     SECTION 1.03. Terms Generally. The definitions herein shall apply equally
                   ---------------
to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP consistently applied, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Borrower's audited financial statements referred to in Section 3.05.

ARTICLE II. THE CREDITS

     SECTION 2.01. Commitments. Subject to the terms and conditions and relying
                   -----------
upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (a) to make a Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Term Commitment, (b) to make Standby Tranche A Loans to the Borrower, at any time and from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Tranche A Usage exceeding such Lender's Revolving Tranche A Commitment, and (c) to make Standby Tranche B Loans (including Eurocurrency Loans) to the Borrower, at any time and from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Tranche B Usage exceeding such Lender's Revolving Tranche B Commitment, subject, however, to the conditions that (i) at no time shall any Loan be made if, immediately after giving effect thereto and to the application of the proceeds thereof, (x) the Aggregate Principal Amount Outstanding would exceed the Total Revolving Commitment minus the L/C Exposure (y) the aggregate Revolving Tranche A Usage of all Lenders would exceed the Total Revolving Tranche A Commitment, or (z) the aggregate Revolving Tranche B Usage of all Lenders would exceed the Total Revolving Tranche B Commitment,

(ii) at no time shall any Loan be made or refinanced if, immediately after giving effect thereto and to the application of the proceeds thereof, the sum of
(A) the aggregate Equivalent Dollar Amount of all outstanding Eurocurrency Loans plus (B) the aggregate undrawn Equivalent Dollar Amount of all outstanding Alternative Currency Letters of Credit would exceed the Eurocurrency Sublimit and (iii) at all times the outstanding aggregate principal amount of all Loans of any Class made by each Lender shall equal such Lender's Pro Rata Percentage of all Loans of such Class. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Standby Loans hereunder, on and after the Effective Date and prior to the Revolving Maturity Date, subject to the terms, conditions and limitations set forth herein. Amounts repaid in respect of Term Loans may not be reborrowed.

     SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing
                   -----
consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in
Section 2.03. Except for Loans deemed made pursuant to Section 2.02(e), the Standby Loans or Competitive Loans comprising any Revolving Borrowing shall be
(i) in the case of Competitive Loans, in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $1,000,000, (ii) in the case of ABR Standby Loans, in an aggregate principal amount which is an integral multiple of $100,000 and not less than $300,000 (or an aggregate principal amount equal to the remaining balance of the available Revolving Tranche A Commitments or Revolving Tranche B Commitments, as applicable) and (iii) in the case of Eurodollar Standby Loans or Eurocurrency Loans, in an aggregate principal amount which is an integral multiple of the Equivalent Dollar Amount of $1,000,000 and not less than the Equivalent Dollar Amount of $3,000,000 (or an aggregate principal amount equal to the remaining balance of the available Revolving Commitments). Notwithstanding any other provision of this Agreement to the contrary, (a) each Revolving Borrowing denominated in dollars (whether bearing interest at the Adjusted LIBO Rate, the Alternate Base Rate or a Fixed
Rate) shall be a Standby Tranche A Loan and shall be deemed to use the Revolving Tranche A Commitments, unless the Revolving Tranche A Commitments have been fully used and are not available at such time for such Borrowing, in which case such Revolving Borrowing denominated in dollars shall be a Standby Tranche B Loan and shall be deemed to use the Revolving Tranche B Commitments, if such Revolving Tranche B Commitments are available, and (b) each Revolving Eurocurrency Borrowing shall be a Standby Tranche B Loan and shall be deemed to use the Revolving Tranche B Commitments, if such Revolving Tranche B Commitments are available.

     (b) Subject only to Section 2.10, (i) each Term Borrowing shall be comprised of Eurodollar Term Loans or ABR Loans as the Borrower may request pursuant to Section 2.04, (ii) each Standby Borrowing shall be comprised of Eurocurrency Loans, Eurodollar Standby Loans or ABR Loans as the Borrower may request pursuant to Section 2.04 and (iii) each Competitive Borrowing shall be comprised of Eurodollar Competitive Loans or Fixed Rate Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurocurrency Loan or Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, however, that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) in exercising such option, the Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.13(c) shall apply). Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than fifteen separate Standby Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

     (c) Subject to Section 2.05 and except with respect to Loans made pursuant to Section 2.02(e), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account as the Agent may designate, not later than 12:00 noon, New York City time, or, in the case of any ABR Loan, 2:00 p.m., New York City time, or, in the case of funds in an Alternative Currency, 12:00 noon, London time, and the Agent shall by 3:00 p.m., New York City time, or, in the case of funds in an Alternative Currency, 3:00 p.m., London time, credit the amounts so received to an account designated by the Borrower with the Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted and Standby Loans shall be made by the Lenders pro rata in accordance with
Section 2.16. Unless the Agent shall have received notice from a Lender prior to (or, in the case of an ABR Borrowing, on) the date of any Borrowing that such Lender shall not make available to the Agent such Lender's portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with this Section 2.02(c) and the Agent may, in reliance, upon such assumption, make available to the Borrower on such date a corresponding amount. If the Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at
(i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

     (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date.

     (e) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.20(e) in respect of any L/C Disbursement within the time specified in such Section, the Issuing Bank will promptly notify the Agent of the L/C Disbursement and the Agent will promptly notify each Lender of such L/C Disbursement and its Pro Rata Percentage thereof, if any. Each Lender shall pay by wire transfer of immediately available funds to the Agent not later than 2:00 p.m., New York City time, on such date (or, if such Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of the Equivalent Dollar Amount of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Loan of such Lender and such payment shall be deemed to have reduced the Tranche A L/C Exposure or L/C Tranche B Exposure, as applicable), and the Agent will promptly pay to the Issuing Bank amounts so received by it from the Lenders. The Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.20(e) prior to the time that any Lender makes any payment pursuant to this paragraph (e); any such amounts received by the Agent thereafter will be promptly remitted by the Agent to the Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Agent for the account of the Issuing Bank at (i) in the case of the Borrower, the Alternate Base Rate plus the Applicable Percentage and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

     SECTION 2.03. Competitive Bid Procedure. (a) In order to request
                   -------------------------
Competitive Bids, the Borrower shall hand deliver or telecopy to the Agent a duly completed Competitive Bid Request in the form of Exhibit A-1, to be received by the Agent (i) in the case of a Eurodollar Competitive Borrowing, not later than 10:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No Eurocurrency Loan or ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the Agent's sole discretion, and the Agent shall promptly notify the Borrower of such rejection by telecopier. Such request shall in each case refer to this Agreement and specify (x) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Fixed Rate Borrowing, (y) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof which shall be in a minimum principal amount of $1,000,000 and in an integral multiple of $1,000,000 and which amount, when combined with all outstanding Competitive Loans, shall not exceed 50% of the Total Revolving Commitment, and (z) the Interest Period with respect thereto (which may not end after the Revolving Maturity Date). The Borrower may not request Competitive Borrowings with more than three different Interest Periods in any Competitive Bid Request. Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Agent shall invite by telecopier (in the form of Exhibit A-2) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to such Competitive Bid Request.

     (b) Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Agent via telecopier, in the form of Exhibit A-3, (i) in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids shall be accepted by the Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Agent and the Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Competitive Loans to be funded by a Competitive Bid may, as provided in Section 9.04(i), be funded by a Lender's Designated Bank. A Lender making a Competitive Bid may, but shall not be required to, specify in its Competitive Bid whether the related Competitive Loans are intended to be funded by such Lender's Designated Bank, as provided in
Section 9.04(i). Each Competitive Bid shall refer to this Agreement and specify
(x) the principal amount (which shall be in a minimum principal amount of $1,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make to the Borrower, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. A Competitive Bid submitted by a Lender pursuant to this Section 2.03(b) shall be irrevocable.

     (c) The Agent shall promptly notify the Borrower by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section.

     (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this Section 2.03(d), accept or reject any Competitive Bid referred to in Section 2.03(c). The Borrower shall notify the Agent by telephone, confirmed by telecopier in the form of a Competitive Bid Accept/Reject Letter substantially in the form set forth in Exhibit A-4, whether and to what extent it has decided to accept or reject any of or all the bids referred to in Section 2.03(c), (y) in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (z) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided , however, that (i) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in Section 2.03(c), (ii) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if the

Borrower has decided to reject a bid made at a lower Competitive Bid Rate for the same amount and Interest Period, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if the Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $1,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Competitive Loan must be in an amount less than $1,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) above the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. Notwithstanding any of the foregoing provisions in this Section 2.3(d), no bid shall be accepted for a Competitive Loan if after giving affect to such Competitive Loan the amount of all Competitive Loans then outstanding would exceed 50% of the Total Revolving Commitment. A notice given by the Borrower pursuant to this Section 2.03(d) shall be irrevocable.

     (e) The Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopier sent by the Agent, and each successful bidder shall thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted. A Lender who is notified that it has been selected to make a Competitive Loan may designate its Designated Bank (if any) to fund such Competitive Loan on its behalf, as described in Section 9.4(i). Any Designated Bank which funds a Competitive Loan shall on and after the time of such funding become the obligee in respect of such Competitive Loan and be entitled to receive payment thereof when due.

     (f) A Competitive Bid Request shall not be made within three Business Days after the date of any previous Competitive Bid Request.

     (g) If the Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Agent pursuant to Section 2.03(b).

     (h) All Notices required by this Section shall be given in accordance with
Section 9.01.

     SECTION 2.04. Term Borrowing and Standby Borrowing Procedures. In order to
                   -----------------------------------------------
request a Borrowing (other than a Competitive Borrowing or a deemed Borrowing pursuant to Section 2.02(e), as to which this Section 2.04 shall not apply), the Borrower shall hand deliver or telecopy to the Agent a duly completed Borrowing Request in the form of Exhibit A-5 (a) in the case of a Eurocurrency Borrowing, not later than 10:30 a.m., London time, three Business Days before a proposed borrowing, (b) in the case of a Eurodollar Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed borrowing and (c) in the case of an ABR Borrowing, not later than 12:00 p.m. (noon), New York City time, on the day of a proposed borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Borrowing Request. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Term Borrowing or a Standby Borrowing, and if a Standby Borrowing, whether such Borrowing will be a Standby Tranche A Borrowing or a Standby Tranche B Borrowing; (ii) whether such Borrowing is to be a Eurocurrency Borrowing, a Eurodollar Borrowing or an ABR Borrowing; (iii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; (iv) if such Borrowing is to be a Eurocurrency Borrowing, the Alternative Currency in which such Borrowing is to be denominated and the number and location of the account to which funds are to be disbursed; and (v) if such Borrowing is to be a Eurocurrency Borrowing or Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurocurrency Borrowing or Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurocurrency Borrowing or a Eurodollar Borrowing. If the Borrower shall not have given notice in accordance with this Section of its election to refinance a Borrowing denominated in dollars prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. If the Borrower shall not have given notice in accordance with this Section of its election to refinance a Eurocurrency Borrowing prior to the end of the Interest Period in effect for such

Borrowing, then the Borrower shall repay such Borrowing at the end of such Interest Period. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section and of each Lender's portion of the requested Borrowing.

     SECTION 2.05. Refinancings. The Borrower may refinance all or any part of
                   ------------
any Standby Borrowing or Term Borrowing with a Borrowing of the same or a different Type made pursuant to Section 2.03 or Section 2.04, subject to the conditions and limitations set forth herein and elsewhere in this Agreement. Any Standby Borrowing or Term Borrowing or part thereof so refinanced with a Borrowing denominated in the same currency shall be deemed to be repaid in accordance with Section 2.07 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Agent or by the Agent to the Borrower pursuant to Section 2.02(c); provided, however, that (i) if the principal amount extended by a Lender in a refinancing is greater than the principal amount extended by such Lender in the Borrowing being refinanced, then such Lender shall pay such difference to the Agent for distribution to the Lenders described in (ii) below,
(ii) if the principal amount extended by a Lender in the Borrowing being refinanced is greater than the principal amount being extended by such Lender in the refinancing, the Agent shall return the difference to such Lender out of amounts received pursuant to (i) above, and (iii) to the extent any Lender fails to pay the Agent amounts due from it pursuant to (i) above, any Loan or portion thereof being refinanced shall not be deemed repaid in accordance with Section
2.07 and shall be payable by the Borrower.

     SECTION 2.06. Fees. (a) The Borrower agrees to pay to each Lender, through
                   ----
the Agent, on the last Business Day of March, June, September and December of each year, on the date on which the Revolving Commitment of such Lender shall be terminated as provided herein and on the Revolving Maturity Date, a facility fee (a "Facility Fee") based upon the Borrower's Credit Rating in accordance with the table set forth in the definition of "Applicable Percentage". The Facility Fee for each Lender shall be equal to the Applicable Percentage per annum in effect from time to time on the amount of the Revolving Commitment of such Lender, whether used or unused, in effect from time to time during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Maturity Date or any date on which the Revolving Commitment of such Lender shall be terminated). The Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the earlier of (i) the termination of the Revolving Commitment of such Lender and (ii) the Revolving Maturity Date.

     (b) The Borrower shall pay to the Agent, for its own account, agent and administrative fees (the "Agent and Administrative Fees") at the times and in the amounts agreed upon in the letter agreement dated as of May 24, 2001, between the Borrower and the Agent.

     (c) The Borrower shall pay (i) to the Agent for the account of each Lender a fee (the "L/C Fee") with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Percentage as interest on Eurodollar Revolving Loans on the average daily amount of such Lender's L/C Exposure (excluding any portion thereof attributable to unreimbursed L/C Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any L/C Exposure, and (ii) to the Issuing Bank a fee (the "L/C Facing Fee"), which shall accrue at the rate of 0.125% per annum on the average daily amount of the L/C Exposure (excluding any portion thereof attributable to unreimbursed L/C Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any L/C Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. L/C Fees and L/C Facing Fees accrued from and including the Effective Date or the last Business Day of the preceding March, June, September or December, as applicable, to and excluding the last Business Day of March, June, September and December of each year shall be payable on such last Business Day of such quarter, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within thirty (30) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (d) All Fees shall be paid on the dates due, in immediately available funds, to the Agent for distribution, if and as appropriate, among the Lenders except that the L/C Facing Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances unless such Fees were paid in error.

     SECTION 2.07. Evidence of Indebtedness; Repayment of Loans. (a) The
                   --------------------------------------------
Borrower hereby unconditionally promises to pay (i) to the Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.12 and otherwise when due in accordance with the terms of this Agreement and (ii) to the Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the last day of the Interest Period applicable thereto and otherwise when due in accordance with the terms of this Agreement. The Borrower further hereby unconditionally promises to pay to the Agent for the account of each Lender all accrued interest on the Loans when due in accordance with the terms of this Agreement.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (c) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lenders share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, absent manifest error; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to properly repay the Loans in accordance with the terms of this Agreement.

     (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Agent.

     SECTION 2.08. Interest on Loans. (a) Subject to the provisions of Section
                   -----------------
2.09, the Loans comprising each Eurocurrency Borrowing and Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days, except for Borrowings denominated in Sterling which shall be computed on the basis of the actual number of days elapsed over a year of 365 days) at a rate per annum equal to (i) in the case of each Eurocurrency Loan, Eurodollar Standby Loan or Eurodollar Term Loan, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable

Percentage, and (ii) in the case of each Eurodollar Competitive Loan, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Competitive Margin offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03. Interest on each Eurocurrency Borrowing and Eurodollar Borrowing shall be payable on each applicable Interest Payment Date. The Adjusted LIBO Rate and the LIBO Rate for each Interest Period shall be determined by the Agent in accordance with the definition of Adjusted LIBO Rate and LIBO Rate, respectively, herein. The Agent shall promptly advise the Borrower and each Lender, as appropriate, of such determination.

     (b) Subject to the provisions of Section 2.09, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365/366 days if computed based on the Prime Rate and 360 days if computed based on the Federal Funds Effective Rate) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage. Interest on each ABR Borrowing shall be payable on each applicable Interest Payment Date. The Alternate Base Rate shall be determined by the Agent in accordance with the definition of Alternate Base Rate herein.

     (c) Subject to the provisions of Section 2.09, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to
Section 2.03. Interest on each Fixed Rate Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement.

     SECTION 2.09. Default Interest. If the Borrower shall default in the
                   ----------------
payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate plus the Applicable Percentage for ABR Loans plus 2%, or in the case of any Eurocurrency Loan, 2% above the rate otherwise in effect.

     SECTION 2.10. Alternate Rate of Interest. In the event, and on each
                   --------------------------
occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing or a Eurodollar Borrowing the Agent shall have determined (i) that deposits in the principal amounts of the Loans comprising such Borrowing and in the currency in which such Loan is to be denominated are not generally available in the relevant market, or that the rates at which such deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurocurrency Loan or Eurodollar Loan, as applicable, during such Interest Period, or that reasonable means do not exist for ascertaining the LIBO Rate or the Adjusted LIBO Rate, or
(ii) in the case of a Eurocurrency Borrowing, that there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates which would make it impracticable to make Loans denominated in the applicable Alternative Currency, the Agent shall, as promptly as practicable, give written telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any request by the Borrower for a Eurodollar Competitive Borrowing pursuant to Section 2.03 shall be of no force and effect and shall be denied by the Agent, (B) any request by the Borrower for a Eurodollar Standby Borrowing pursuant to Section 2.04 shall be deemed to be a request for an ABR Borrowing and (C) any request by the Borrower for a Eurocurrency Borrowing pursuant to Section 2.04 shall be deemed to be a request by the Borrower for an ABR Borrowing.

     SECTION 2.11. Termination and Reduction of Commitments. (a) Unless
                   ----------------------------------------
previously terminated, (i) the Term Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date, and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

     (b) Upon at least five Business Days' prior irrevocable written or telecopy notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments of any Class; provided, however, that (i) each partial reduction of the Commitments of any Class shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $5,000,000, (ii) no such termination or reduction shall be made which would reduce (A) the Revolving Commitments to an amount less than the aggregate outstanding principal amount of the Revolving Loans plus the L/C Exposure, (B) the Total Revolving Tranche A Commitment to an amount less than the aggregate Revolving Tranche A Usage or (C) the Total Revolving Tranche B Commitment to an amount less than the aggregate Revolving Tranche B Usage and
(iii) reductions in the Revolving Commitments shall be allocated two-thirds (2/3) to the Revolving Tranche A Commitments and one-third (1/3) to the Revolving Tranche B Commitments. If, following any partial reduction of the Revolving Commitments, the Revolving Tranche B Commitments (as so reduced) shall be less than the Eurocurrency Sublimit, the Eurocurrency Sublimit shall be automatically reduced so as to equal the Total Revolving Tranche B Commitment.

     (c) Each reduction in the Commitments of any Class hereunder shall be made ratably among the Lenders in accordance with their respective Commitments of such Class. The Borrower shall pay to the Agent for the accounts of the Lenders, on the date of each termination or reduction, the Facility Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

     SECTION 2.12. Prepayment; Amortization of Term Loans. (a) The Borrower
                   --------------------------------------
shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Agent before 10:00 a.m., New York City time (or, in the case of any Eurocurrency Borrowing, 10:00 a.m., London time), three Business Days prior to prepayment; provided, however, that each partial prepayment shall be in an amount which is (or the Equivalent Dollar Amount of which, determined as of the date which is three Business Days prior to repayment, is) an integral multiple of $1,000,000 and not less than $1,000,000. Notwithstanding anything to the contrary in this Agreement, the Borrower shall not have the right to prepay any Competitive Borrowing without the consent of the Lender(s) making such Loan.

     (b) On the date of any termination or reduction of the Revolving Commitments pursuant to Section 2.11, the Borrower shall pay or prepay so much of the Standby Borrowings as shall be necessary in order that (i) the sum of the Aggregate Standby Exposure plus the aggregate principal amount of the outstanding Competitive Borrowings shall not exceed the Total Revolving Commitment, (ii) the aggregate Revolving Tranche A Usage of all Lenders shall not exceed the Total Revolving Tranche A Commitment, (iii) the aggregate Revolving Tranche B Usage of all Lenders shall not exceed the Total Revolving Tranche B Commitment, in each case after giving effect to such termination or reduction.

     (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section shall be subject to Section 2.15 but otherwise without premium or penalty and shall be applied ratably to the Loans included in the prepaid Borrowing. All prepayments under this Section shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

     (d) Subject to adjustment pursuant to paragraph (f) of this Section, the Borrower shall repay Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

           Date                      Amount
           ----                      ------
      1.  October 1, 2001          $3,750,000
      2.  January 1, 2002          $3,750,000
      3.  April 1, 2002            $3,750,000
      4.  July 1, 2002             $5,000,000
      5.  October 1, 2002          $5,000,000
      6.  January 1, 2003          $5,000,000
      7.  April 1, 2003            $5,000,000
      8.  July 1, 2003             $6,250,000
      9.  October 1, 2003          $6,250,000
     10.  January 1, 2004          $6,250,000
     11.  April 1, 2004            $6,250,000
     12.  July 1, 2004             $7,500,000
     13.  October 1, 2004          $7,500,000
     14.  January 1, 2005          $7,500,000
     15.  April 1, 2005            $7,500,000
     16.  July 1, 2005             $9,687,500
     17.  October 1, 2005          $9,687,500
     18.  January 1, 2006          $9,687,500
     19.  April 1, 2006            $9,687,500

     (e) To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date.

     (f) Any unscheduled prepayment of a Term Borrowing shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings to be made pursuant to paragraph (d) ratably.

     SECTION 2.13. Reserve Requirements; Change in Circumstances. (a)
                   ---------------------------------------------
Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or Issuing Bank of the principal of or interest on any Eurocurrency Loan, Eurodollar Loan or Fixed Rate Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or Issuing Bank by any jurisdiction or any political subdivision thereof) or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender or such Issuing Bank (except any such reserve requirement which is already reflected in the definition of the applicable Rate), or shall impose on such Lender or such Issuing Bank or the London interbank market any other condition affecting this Agreement or any Eurocurrency Loan, Eurodollar Loan or Fixed Rate Loan made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or Issuing Bank of making or maintaining any Eurocurrency Loan, Eurodollar Loan or Fixed Rate Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount reasonably deemed by such Lender or such Issuing Bank to be material, then the Borrower shall pay to such Lender or such Issuing Bank, as the case may be, within thirty (30) days of its receipt of written demand therefor such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any Competitive Loan if it should have been aware of the change giving rise to such request at the time of submission of the Competitive Bid pursuant to which such Competitive Loan shall have been made.

     (b) If any Lender or Issuing Bank shall have reasonably determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Issuing Bank or any Lender's or Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by such Issuing Bank pursuant hereto to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

     (c) A certificate of a Lender or Issuing Bank setting forth in reasonable detail the calculation for such amount or amounts as shall be necessary to compensate such Lender or Issuing Bank, as applicable, as specified in paragraph
(a) or (b) above, as the case may be, shall be delivered to the Borrower. The Borrower shall pay each Lender or Issuing Bank the amount shown as due (absent manifest error) on any such certificate delivered by it within thirty (30) days after the receipt of the same.

     (d) Failure on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's or Issuing Bank's right to demand compensation with respect to such period or any other period.

     (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder.

     SECTION 2.14. Change in Legality. (a)  Notwithstanding any other provision
                   ------------------
herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurocurrency Loan or Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurocurrency Loan or Eurodollar Loan, then, by written notice to the Borrower and to the Agent, such Lender may:

               (i) declare that Eurocurrency Loans or Eurodollar Loans, as the case may be, shall not thereafter be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for Eurodollar Competitive Loans and any request by the Borrower for a Eurocurrency Loan or Eurodollar Standby Borrowing, as the case may be, shall, as to such Lender only, be deemed a request for an ABR Loan to the Borrower unless such declaration shall be subsequently withdrawn; and

               (ii) require that all outstanding Eurocurrency Loans or Eurodollar Loans, as the case may be, made by it be converted to ABR Loans, in which event all such Eurocurrency Loans or Eurodollar Loans, as the case may be, shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below (such conversion to be made, in the case of a Eurocurrency Loan, into dollars at the applicable Spot Exchange Rate).

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurocurrency Loans or Eurodollar Loans, as the case may be, that would have been made by such Lender or the converted Eurocurrency Loans or Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurocurrency Loans or Eurodollar Loans.

     (b) For purposes of this Section, a notice to the Borrower by any Lender shall be effective as to each Eurocurrency Loan or Eurodollar Loan, as the case may be, if lawful, on the last day of the Interest Period then applicable to such Eurocurrency Loan or Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

     (c) After a Lender gives notice under Section 2.14(a), such Lender shall take reasonable steps consistent with its customary practice to monitor its ability to resume the lawful making of Eurocurrency Loans or Eurodollar Loans, as the case may be. If such Lender determines that it may lawfully make Eurocurrency Loans or Eurodollar Loans, as the case may be, such Lender shall promptly give notice of that determination, in writing, to the Borrower and the Agent, and the Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurocurrency Loans or Eurodollar Loans, as the case may be, to the Borrower shall thereupon be restored.

     SECTION 2.15. Indemnity. The Borrower shall indemnify each Lender against
                   ---------
any loss (other than lost profits) or expense which such Lender incurs as a consequence of (a) any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrower to borrow or to refinance any Loan hereunder after irrevocable notice of such borrowing or refinancing has been given pursuant to
Section 2.03 or 2.04, (c) any payment, prepayment, assignment pursuant to
Section 2.12(c), any repayment or reallocation of a Eurocurrency Loan or Eurodollar Loan pursuant to Section 2.22, any conversion of a Eurocurrency Loan or Eurodollar Loan pursuant to Section 2.14(a) or conversion of a Eurocurrency Loan, Eurodollar Loan or Fixed Rate Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable at the due date thereof (whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense incurred or to be incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurocurrency Loan, Eurodollar Loan or Fixed Rate Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, assigned, converted or not borrowed (based on the Adjusted LIBO Rate or, in the case of a Fixed Rate Loan, the fixed rate of interest applicable thereto) for the period from the date of such payment, prepayment, assignment, conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, assigned, converted or not borrowed for such period or Interest Period, as the case may be. A certificate of any Lender setting forth in reasonable detail the calculation for any amount or amounts which such Lender is entitled to receive (absent manifest error) pursuant to this Section and evidencing a loss suffered by such Lender of such amount or amounts shall be delivered to the Borrower.

     SECTION 2.16. Pro Rata Treatment. Except as required under Section 2.14,
                   ------------------
each Term Borrowing, each Standby Borrowing, each payment or prepayment of principal of any Term Borrowing or Standby Borrowing, each payment of interest on the Term Loans or Standby Loans, each payment of the Facility Fees and L/C Fees, each reduction of the Commitments and each refinancing of any Borrowing of any Class, shall be allocated pro rata among the Lenders in accordance with their respective Commitments of the applicable Class (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Standby Loans or Term Loans, as the case may be). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Lenders at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the Revolving Commitments of the Lenders, first from the Revolving Tranche A Commitments and then from the Revolving Tranche B Commitments (including those Lenders which shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Commitments. Each Lender agrees that in computing such

Lender's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

     SECTION 2.17. Sharing of Setoffs. Each Lender agrees that if it shall,
                   ------------------
through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means (other than an assignment pursuant to Section 2.13(c) or 9.04), obtain payment (voluntary or involuntary) in respect of any Term Loan, Standby Loan or L/C Disbursement as a result of which the unpaid principal portion of its Term Loans, Standby Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Term Loans, Standby Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Term Loans, Standby Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Term Loans, Standby Loans and L/C Exposure and participations in the Term Loans, Standby Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Term Loans, Standby Loans and L/C Exposure then outstanding as the principal amount of its Term Loans, Standby Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Term Loans, Standby Loans or L/C Exposure, as the case may be, outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Term Loan, Standby Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Term Loan or Standby Loan directly to the Borrower in the amount of such participation.

     SECTION 2.18. Payments. (a)  The Borrower shall make each payment
                   --------
(including principal of or interest on the Loans or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document to such account of the Agent as the Agent shall have specified, not later than 3:00 p.m., New York time, on the date when due, in the currency in which such Loan was made and in federal funds or such other immediately available funds as may then be customary for the settlement of international transactions in the relevant currency at such place, without setoff or counterclaim.

     (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may (except as otherwise provided in the definition of "Interest Period") be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

     SECTION 2.19. Taxes. (a)  Any and all payments by the Borrower hereunder
                   -----
shall be made, in accordance with Section 2.18, free and clear of and without deduction for any and all present or future taxes, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the Agent's or any Lender's or any Issuing Bank's (or any transferee's or assignee's, including a participation holder's (any such entity a "Transferee")) net income and franchise taxes imposed on the Agent or any Lender or any Issuing Bank (or Transferee) by any jurisdiction or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or any Issuing Bank (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender or such Issuing Bank (or Transferee) or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) The Borrower shall indemnify each Lender and Issuing Bank (or Transferee) and the Agent for the full amount of Taxes and Other Taxes

(including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Lender or such Issuing Bank (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and reasonable out-of-pocket expenses) arising therefrom or with respect thereto (other than penalties, interest and expenses payable solely because of the negligence of such Lender or Issuing Bank), whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender or Issuing Bank (or Transferee) or the Agent, as the case may be, makes written demand therefor, which demand may be made after such Lender, Issuing Bank (or Transferee) or the Agent, in its sole discretion (reasonably exercised) and at the sole expense of the Borrower, determines to challenge or contest such assertion of Taxes or Other Taxes.
After the Borrower makes full payment to the Lender, Issuing Bank (or Transferee) or the Agent with respect to such indemnification for Taxes or Other Taxes asserted, if such Lender, Issuing Bank (or Transferee) or the Agent believes in its sole discretion that reasonable grounds exist to challenge or contest the Taxes or Other Taxes imposed, then such Lender, Issuing Bank (or Transferee) or the Agent, as the case may be, shall so contest or challenge in good faith the Taxes or Other Taxes asserted, which contest or challenge shall be at the sole expense of the Borrower. If a Lender, Issuing Bank (or Transferee) or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's reasonable out-of-pocket expense. If any Lender, Issuing Bank (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender, Issuing Bank (or Transferee) or the Agent has received payment from the Borrower hereunder it shall promptly notify the Borrower of such refund and shall promptly upon receipt repay such refund to the Borrower, net of all out-of-pocket expenses of such Lender, the Agent or the Issuing Bank and without interest (other than any interest paid by the applicable taxing authority); provided, however, that the Borrower, upon the request of such Lender, Issuing Bank (or Transferee) or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender, Issuing Bank (or Transferee) or the Agent in the event such Lender, Issuing Bank (or Transferee) or the Agent is required to repay such refund.

     (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender, Issuing Bank (or Transferee) or the Agent, the Borrower will furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

     (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder.

     (f) On or before the date it becomes a party to this Agreement and from time to time thereafter upon any change in status rendering any certificate or documents previously delivered pursuant to this Section 2.19(f) invalid or inaccurate, each Lender, Issuing Bank or Transferee that is organized outside the United States shall (but (x) in the case of a Transferee or (y) in the case of a Lender or Issuing Bank with respect to any change in status, only if legally able to do so) upon written request of the Borrower, deliver to the Borrower such certificates, documents or other evidence, as specified by the Borrower and, as the case may be, required by, in the case of a non-United States Lender or Issuing Bank, the Code or Treasury Regulations issued pursuant thereto, properly completed and duly executed by such Lender (or Transferee) establishing that such payment is, as the case may be, (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender, Issuing Bank or Transferee of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States withholding tax, as the case may be, or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender, Issuing Bank or Transferee or assignee organized under the laws of a jurisdiction outside the United States or Germany, as the case may be.

     (g) The Borrower shall not be required to pay any additional amounts to any Lender, Issuing Bank or Transferee in respect of United States withholding tax pursuant to Section 2.19(a) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender, Issuing Bank or Transferee to comply with the provisions of Section 2.19(f) unless such failure results from (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the Effective Date (and, in the case of a Transferee, after the date of assignment or transfer, unless as a result of such change, amendment, modification or revocation withholding taxes were or would have been imposed on amounts payable to the transferor); provided, however, that the Borrower shall be required to pay those amounts to any Lender, Issuing Bank or Transferee that it was required to pay hereunder prior to the failure of such

Lender, Issuing Bank or Transferee to comply with the provisions of Section 2.19(f).

     (h) Any Lender, Issuing Bank or Transferee claiming any additional amounts payable pursuant to this Section shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document in a timely manner requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole and reasonable determination of such Lender, Issuing Bank or Transferee be otherwise disadvantageous to such Lender, Issuing Bank or Transferee.

     SECTION 2.20. Letters of Credit. (a)  General. The Borrower may request the
                   -----------------       -------
issuance of a Letter of Credit for its own account, in a form reasonably acceptable to the Agent and the Issuing Bank, at any time and from time to time while the Revolving Commitments remain in effect. Each Letter of Credit shall be denominated in dollars or in an Alternative Currency. This Section shall not be construed to impose obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement. Notwithstanding any other provision of this Agreement to the contrary, (a) each Letter of Credit denominated in dollars shall be a Tranche A Letter of Credit and shall be deemed to use the Revolving Tranche A Commitments unless the Revolving Tranche A Commitments have been fully used and are not available at such time for the issuance of such Letter of Credit, in which case such Letter of Credit denominated in dollars shall be a Tranche B Letter of Credit and shall be deemed to use the Revolving Tranche B Commitments, if available, and (b) each Letter of Credit denominated in an Alternative Currency shall be a Tranche B Letter of Credit and shall be deemed to use the Revolving Tranche B Commitments, if such Revolving Tranche B Commitments are available. The letters of credit issued by the Issuing Bank under the Existing Credit Agreement and described on
Schedule 2.20(a) shall for all purposes be Letters of Credit hereunder.

     (b)  Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.
          ---------------------------------------------------------------------
In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Issuing Bank and the Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), whether such Letter of Credit is to be denominated in dollars or an Alternative Currency, whether such Letter of Credit is to be a Tranche A Letter of Credit or a Tranche B Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. Following receipt of such notice and prior to the issuance of the requested Letter of Credit or the applicable amendment, renewal or extension, the Agent shall notify the Borrower and the Issuing Bank of the amount of the Aggregate Standby Exposure, the aggregate Standby Tranche A Exposures, the aggregate Standby Tranche B Exposures and the aggregate principal amount of the outstanding Competitive Borrowings after giving effect to (i) the issuance, amendment, renewal or extension of such Letter of Credit, (ii) the issuance or expiration of any other Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Letter of Credit and (iii) the borrowing or repayment of any Standby Loans or Competitive Loans that (based upon notices delivered to the Agent by the Borrower) are to be borrowed or repaid prior to the requested date of issuance of such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the L/C Exposure shall not exceed the lesser of 20% of the Total Revolving Commitment and $30,000,000, (B) the sum of the Aggregate Standby Exposure and the aggregate principal amount of outstanding Competitive Borrowings shall not exceed the Total Revolving Commitment, (C) the sum of (X) the aggregate Equivalent Dollar Amount of all outstanding Eurocurrency Loans plus (Y) the aggregate undrawn Equivalent Dollar Amount of all outstanding Alternative Currency Letters of Credit shall not exceed the Eurocurrency Sublimit and (D) the aggregate Revolving Tranche A Usage of all Lenders shall not exceed the Total Revolving Tranche A Commitment, and (E) the aggregate Revolving Tranche B Usage of all Lenders shall not exceed the Total Revolving Tranche B Commitment. The Agent shall notify the Lenders of any issuance of a Letter of Credit.

     (c)  Expiration Date. Each Letter of Credit shall expire at the close of
          ---------------
business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is 30 days prior to the Revolving Maturity Date, unless such Letter of Credit expires by its terms on an earlier date.

     (d)  Participations. By the issuance of a Letter of Credit and without any
          --------------
further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro

Rata Percentage (in accordance with its respective Revolving Commitment of the applicable Class of such Letter of Credit, if any) of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage (in accordance with its respective Revolving Commitment of the applicable Class of such Letter of Credit, if any) of the Equivalent Dollar Amount of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrower forthwith on the date due as provided in Section 2.02(e). Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or the termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Notwithstanding anything to the contrary set forth herein, the aggregate amount to be paid by any Lender with respect to any drawing under a Letter of Credit of any Class (whether as a payment pursuant to this Section 2.20(d) or a Loan pursuant to Section 2.02(e)) shall not exceed its Pro Rata Percentage of such drawing.

     (e)  Reimbursement. If an Issuing Bank shall make any L/C Disbursement in
          -------------
respect of a Letter of Credit, the Borrower shall pay to the Agent an amount equal to such L/C Disbursement not later than two hours after the Borrower shall have received notice from such Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day. Notwithstanding anything contained herein to the contrary, however, in the case of any Alternative Currency Letter of Credit, the Borrower shall reimburse any drawing thereunder in the Alternative Currency in which such Alternative Currency Letter of Credit is denominated; provided however, that if (x) any such drawing is made at a time when there exists an Event of Default or (y) the Borrower shall not have notified the Agent and the Issuing Bank prior to 11 a.m. (New York time) at least two (2) Business Days immediately prior to such drawing that the Borrower intends to reimburse the Issuing Bank in the applicable Alternative Currency, then, in either such case, such reimbursement shall instead be made by payment in dollars of the Equivalent Dollar Amount of such drawing and in immediately available funds.

     (f)  Obligations Absolute. The Borrower's obligations to reimburse L/C
          --------------------
Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

               (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein;

               (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or this Agreement;

               (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, any Issuing Bank, the Agent or any Lender or any other person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

               (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

               (vi) any other act or omission to act or delay of any kind of any Issuing Bank, the Lenders, the Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

     Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the negligence or misconduct of any Issuing Bank. However, the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any actual damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's negligence or misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) an Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute misconduct or negligence of an Issuing Bank.

     (g)  Disbursement Procedures. The Issuing Bank shall, promptly following
          -----------------------
its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Agent and the Borrower of such demand for payment and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such L/C Disbursement. The Agent shall promptly give each Lender notice thereof.

     (h)  Resignation or Removal of an Issuing Bank. An Issuing Bank may resign
          -----------------------------------------
at any time by giving 180 days prior written notice to the Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as an Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.06(c)(ii). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

     (i)  Cash Collateralization. If any Event of Default (other than an Event
          ----------------------
of Default described in clause (g) or (h) of Article VII) shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, or, if an Event of Default described in clause (g) or (h) of Article VII shall occur, on the Business Day of such occurrence, deposit in an account with the Agent, for the benefit of the Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Liquid Investments, which investments shall be made at the option and sole discretion of the Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Agent to reimburse the Issuing Bank for L/C Disbursements for which they have not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

     SECTION 2.21. Currency Fluctuations, etc. (a)  Not later than 1:00 p.m.,
                   --------------------------
New York City time, two days before each Calculation Date, the Agent shall (i) determine the Spot Exchange Rate as of such Calculation Date with respect to each Eurocurrency Borrowing and each undrawn Alternative Currency Letter of Credit and (ii) give notice thereof to the Lenders and the Borrower. The Spot Exchange Rates so determined shall become effective on the relevant Calculation Date (a "Reset Date") and shall remain effective until the next succeeding Reset Date.

     (b) Not later than 5:00 p.m., New York City time, on each Reset Date, the Agent shall (i) determine the Equivalent Dollar Amount of the Eurocurrency Loans then outstanding (after giving effect to any Eurocurrency Loans to be made or repaid on such date) and the undrawn Equivalent Dollar Amount of each outstanding Alternative Currency Letter of Credit (ii) notify the Lenders and the Borrower of the results of such determination.

     (c) If on any Reset Date with respect to Eurocurrency Loans and Alternative Currency Letters of Credit outstanding the sum of (A) the aggregate Equivalent Dollar Amount of all outstanding Eurocurrency Loans plus (B) the aggregate undrawn Equivalent Dollar Amount of all outstanding Alternative Currency Letters of Credit exceeds the Eurocurrency Sublimit, the Borrower shall within two (2) Business Days of such date (i) prepay Eurocurrency Loans in an aggregate amount such that, after giving effect thereto, the sum of (A) the aggregate Equivalent Dollar Amount of all such Eurocurrency Loans plus (B) the aggregate undrawn Equivalent Dollar Amount of all outstanding Alternative Currency Letters of Credit shall be equal to or less than the Eurocurrency Sublimit, or (ii) if no Eurocurrency Loans are then outstanding, provide cash collateral for outstanding Alternative Currency Letters of Credit in the amount of such excess.

     SECTION 2.22. Increase in Commitment. (a) After the Closing Date, the
                   ----------------------
Borrower shall have the right on up to three (3) occasions to request that the Agent obtain additional Commitments (the "Additional Commitments") so that the Revolving Commitments aggregate an amount equal to One Hundred and Seventy-Five Million Dollars ($175,000,000) and the Commitments aggregate an amount equal to Three Hundred and Twenty-Five Million Dollars ($325,000,000) (the "Increased Facility Amount"), each which request shall be made by the Borrower giving written notice (the "Additional Commitment Notice") to the Agent prior to the date which is one hundred and twenty (120) days after the date of this Agreement setting forth such details with respect thereto as are reasonably requested by the Agent. Upon such request, the Agent shall, at the Borrower's sole cost and expense of documentation and legal fees in connection therewith, use its reasonable efforts, in accordance with its customary syndication procedures, with the assistance of the Borrower, to arrange a syndicate of lenders with Revolving Commitments (including the initial Revolving Commitments), aggregating the Increased Facility Amount on or before the date which is ninety (90) days after the Additional Commitment Notice was received by the Agent (the "Syndication Expiration Date"). The Agent shall first offer to the existing Lenders the option to participate in the proposed Additional Commitments to the extent of each Lender's pro-rata share of the proposed Additional Commitments prior to proposing additional bank syndicate members. If any existing Lender shall not agree to provide its pro-rata share of the proposed Additional Commitments within 10 days after receipt from the Agent of a request to accept such pro-rata share of the proposed Additional Commitments, prior to commencing syndication, the Agent shall submit a list of proposed bank syndicate members (who indicate a willingness to accept all or a portion of the amount of the proposed Additional Commitments) to the Borrower; provided that, notwithstanding any existing Lender's rejection of its pro-rata share of the proposed Additional Commitments, such existing Lender shall remain a Lender hereunder, subject to the terms and conditions hereof. From and after the Syndication Expiration Date, the Agent shall have no further obligation to syndicate the facility or to obtain or accept any additional Commitments. Notwithstanding the foregoing, during the period after the giving of the Additional Commitment Notice and prior to the Syndication Expiration Date, the Lender which is the Agent shall have the right, at its option, to commit to make the Additional Commitments available to the Borrower and, if the Lender which is the Agent shall so elect to commit to making the Additional Commitments available to the Borrower, to arrange a syndicate of Lenders with Commitments aggregating the Increased Facility Amount. In the event that lenders commit to any such increase, any new lender shall execute an accession agreement to this Agreement, the Revolving Commitments of the existing Lenders which have committed to provide any of the Additional Commitments shall be increased, the pro-rata shares of the Lenders shall be adjusted, the Borrower shall make such borrowings and repayments as shall be necessary to effect the reallocation of the Commitments, and other changes shall be made to the Loan Documents as may be necessary to reflect the aggregate amount, if any, by which Lenders have agreed to increase their respective Revolving Commitments or make new Revolving Commitments in response to the Borrower's request for an increase in the aggregate Commitments pursuant to this
Section 2.22 and which other changes do not adversely affect the rights of those Lenders who do not elect to increase their respective Commitments, in each case without the consent of the Lenders other than those Lenders increasing their Commitments. Increases in the Revolving Commitments shall be allocated two-thirds (2/3) to the Revolving Tranche A Commitments and one-third (1/3) to the Revolving Tranche B

Commitments. Any fees payable by the Borrower upon any such increase in the aggregate Commitments shall be agreed upon by the Agent and the Borrower at the time of such increase.

     (b) Notwithstanding the foregoing, an increase in the aggregate amount of the Commitments shall be effective only if (i) no Default or Event of Default shall have occurred and be continuing on the date such increase is to become effective; (ii) each of the representations and warranties made by the Borrower in this Agreement and the other Loan Documents shall be true and correct on and as of the date of the Additional Commitment Notice and the date such increase is to become effective with the same force and effect as if made on and as of such date (or, if any such representation or warrant is expressly stated to have been made as of a specific date, as of such specific date); and (iii) the Agent shall have received such documents and certificates as the Agent or its counsel may reasonably request relating to the authorization of such increase.

     SECTION 2.23. Special Provisions Regarding Standby Loans. (a)  Upon the
                   ------------------------------------------
occurrence of a Sharing Event, automatically (and without the taking of any action) (x) all then outstanding Eurocurrency Standby Loans shall be automatically converted into Standby Loans denominated in dollars (in an amount equal to the Equivalent Dollar Amount of the aggregate principal amount of the Eurocurrency Standby Loans on the date such Sharing Event first occurred, which Standby Loans denominated in dollars (i) shall thereafter be deemed to be ABR Standby Loans and (ii) unless the Sharing Event resulted solely from a termination of the Commitments, shall be immediately due and payable on the date such Sharing Event has occurred) and (y) unless the Sharing Event resulted solely from a termination of the Commitments, all accrued and unpaid interest and other amounts owing with respect to such Eurocurrency Standby Loans shall be immediately due and payable in dollars, taking the Equivalent Dollar Amount of such accrued and unpaid interest and other amounts.

     (b) Upon the occurrence of a Sharing Event, and after giving effect to any automatic conversion pursuant to Section 2.23(a), each Lender shall (and hereby unconditionally and irrevocably agrees to) purchase and sell (in each case in dollars) undivided participating interests in all Standby Loans outstanding to, and any unpaid L/C Disbursement owing by, the Borrower in such amounts so that each Lender shall have a share of the outstanding Standby Loans and unpaid L/C Disbursements then owing by the Borrower equal to its Pro Rata Percentage of the Total Revolving Commitment (although if because of fluctuations in currency exchange rates any Lender would be required to purchase such participations after giving effect to which such Lender's Standby Exposure (including participations therein purchased pursuant to this Section 2.23) would exceed such Lender's Revolving Commitment, then such participations shall be in an amount after giving effect to which such Lender's Standby Exposure (including participations therein purchased pursuant to this Section 2.23) would equal such Lender's Revolving Commitment). Upon any such occurrence, the Agent shall notify each Lender and shall specify the amount of dollars required from such Lender in order to effect the purchases and sales by the various Lenders of participating interests in the amounts required above (together with accrued interest with respect to the period for the last interest payment date through the date of the Sharing Event plus any additional amounts payable by the Borrowers pursuant to
Section 2.19 in respect of such accrued but unpaid interest); provided, in the event that a Sharing Event shall have occurred, each Lender shall be deemed to have purchased, automatically and without request, such participating interests. Promptly upon receipt of such request, each Lender shall deliver to the Agent (in immediately available funds in dollars) the net amounts as specified by the Agent. The Agent shall promptly deliver the amounts so received to the various Lenders in such amounts as are needed to effect the purchases and sales of participations as provided above. Promptly following receipt thereof, each Lender which has sold participations in any of its Standby Loans (through the Agent) will deliver to each Lender (through the Agent) which has so purchased a participating interest a participation certificate dated the date of receipt of such funds and in such amount. It is understood that the amount of funds delivered by each Lender shall be calculated on a net basis, giving effect to both the sales and purchases of participations by the various Lenders as required above.

     (c) Upon the occurrence of a Sharing Event (i) no further Standby Loans shall be made, (ii) all amounts from time to time accruing with respect to, and all amounts from time to time payable on account of, any outstanding Eurocurrency Standby Loans (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such purchase) shall be payable in dollars as if such Eurocurrency Standby Loans had originally been made in dollars and shall be distributed by the relevant Lenders (or their affiliates) to the Agent for the account of the Lenders which made such Loans or are participating therein and (iii) the Revolving Commitments of the Lenders shall be automatically terminated. Notwithstanding anything to the contrary contained above, the failure of any Lender to purchase its participating interest in any Standby Loans upon the occurrence of a Sharing Event shall not relieve any other Lender of its obligation hereunder to purchase its participating interests in a timely manner, but no Lender shall be responsible for the failure of any other Lender to purchase the participating interest to be purchased by such other Lender on any date.

     (d) If any amount required to be paid by any Lender pursuant to Section 2.23(b) is not paid to the Agent within one Business Day following the date upon which such Lender receives notice from the Agent of the amount of its participations required to be purchased pursuant to said Section 2.23(b), such Lender shall also pay to the Agent on demand an amount equal to the product of
(i) the amount so required to be paid by such Lender for the purchase of its participations times (ii) the daily average Federal Funds Effective Rate during
               -----
the period from and including the date of request for payment to the date on which such payment is immediately available to the Agent times (iii) a fraction
                                                         -----
the numerator of which is the number of days that elapsed during such period and the denominator of which is 360. If any such amount required to be paid by any Lender pursuant to Section 2.23(b) is not in fact made available to the Agent within three Business Days following the date upon which such Lender receives notice from the Agent as to the amount of participations required to be purchased by it, the Agent shall be entitled to recover from such Lender on demand, such amount with interest thereon calculated from such request date at the rate per annum applicable to Standby ABR Loans hereunder. A certificate of the Agent submitted to any Lender with respect to any amounts payable by any Lender pursuant to this Section 2.23 shall be paid to the Agent for the account of the relevant Lenders; provided that, if the Agent (in its sole discretion)
                         --------
has elected to fund on behalf of such Lender the amounts owing to such Lenders, then the amounts shall be paid to the Agent for its own account.

     (e) Whenever, at any time after the relevant Lenders have received from any Lenders purchases of participations in any Standby Loans pursuant to this
Section 2.23, the Lenders receive any payment on account thereof, such Lenders will distribute to the Administrative Agent, for the account of the various Lenders participating therein, such Lenders' participating interests in such amounts (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participations were outstanding) in like funds as received; provided, however, that in the event that such payment
                   --------  -------
received by any Lenders are required to be returned, the Lenders who received previous distributions in respect of their participating interests therein will return to the respective Lenders any portion thereof previously so distributed to them in like funds as such payment is required to be returned by the respective Lenders.

     (f) Each Lender's obligation to purchase participating interests pursuant to this Section 2.23 shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (a) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, the Borrower or any other Person for any reason whatsoever, (b) the occurrence or continuance of an Event of Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person, (d) any breach of this Agreement by the Borrower, any of its Subsidiaries or any Lender or any other Person, or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     (g) Notwithstanding anything to the contrary contained elsewhere in this Agreement, upon any purchase of participations as required above, each Lender which has purchased such participations shall be entitled to receive from the Borrower any increased costs and indemnities directly from the Borrower to the same extent as if it were the direct Lender as opposed to a participant therein. The Borrower acknowledges and agrees that, upon the occurrence of a Sharing Event and after giving effect to the requirements of this Section 2.23, increased Taxes may be owing by the Borrower pursuant to Section 2.19, which Taxes shall be paid (to the extent provided in Section 2.19) by the Borrower, without any claim that the increased Taxes are not payable because same resulted from the participations effected as otherwise required by this Section 2.23.

     SECTION 2.24. Replacement of Certain Lenders. In the event any Lender (a)
                   ------------------------------
shall have requested additional compensation from the Borrower under Section
2.13 or Section 2.19 or (b) shall have given notice under Section 2.14 of its inability to make or maintain as such any Eurocurrency Loan or Eurodollar Loan, the Borrower may, at its sole expense and effort, require such Lender to transfer and assign, without recourse (in accordance with Section 9.04) all its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however, that (i) such assignment shall not conflict with any law, rule or regulation or order of any Governmental Authority, (ii) the Borrower shall have received a written consent of the Agent in the case of an assignee that is not a Lender, which consent shall not unreasonably be withheld, and (iii) the Borrower or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder.

ARTICLE III. REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to each of the Lenders that:

     SECTION 3.01. Organization; Powers. Each of the Borrower and the
                   --------------------
Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except for inactive Subsidiaries that do not engage in any business and whose failure to be validly existing or in good standing would not reasonably be expected to have a Material Adverse Effect (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) in the case of each Loan Party, has the power and authority to execute, deliver and perform its obligations under each Loan Document to which it is party and each other agreement or instrument contemplated thereby and in the case of the Borrower, to borrow and incur other obligations hereunder.

     SECTION 3.02. Authorization. The execution, delivery and performance by
                   -------------
each Loan Party of the Loan Documents to which it is to be a party and in the case of the Borrower the borrowings of the Loans, the use of proceeds thereof and the Letters of Credit hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite action, including approval of such Loan Party's Board of Directors and if required, stockholder action on the part of such Loan Party and (b) will not (i) violate (A) any provision of law, statute, rule or regulation applicable to the Borrower or any Subsidiary, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any material provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a Default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary.

     SECTION 3.03. Enforceability. This Agreement has been duly executed and
                   --------------
delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the Loan Parties party thereto will constitute, a legal, valid and binding obligation of the Borrower and the other Loan Parties enforceable against the Borrower and the other Loan Parties in accordance with its terms.

     SECTION 3.04. Governmental Approvals. No action, consent or approval of,
                   ----------------------
registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

     SECTION 3.05. Financial Statements. The Borrower has heretofore furnished
                   --------------------
to the Lenders (i) the combined balance sheets and statements of income and cash flow of the Borrower and its combined Subsidiaries as of and for the fiscal year ended December 31, 2000, audited and accompanied by the opinion of Arthur Andersen LLP, independent public accountants and (ii) the unaudited combined balance sheets and statements of income and cash flow of the Borrower and its combined Subsidiaries as of and for the fiscal quarter ended March 31, 2001 certified by the Financial Officer of the Borrower. Such financial statements present fairly the financial condition and results of operations of the Borrower and its combined Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its combined subsidiaries as of the dates thereof. Such financial statements and monthly summaries of pretax income or loss were prepared in accordance with GAAP applied on a consistent basis.

     SECTION 3.06. No Material Adverse Change. As of the date hereof, there has
                   --------------------------
been no material adverse change in the business, assets, operations, property, condition, financial or otherwise, material contingent liabilities or material agreements of the Borrower and the Subsidiaries, taken as a whole, since March 31, 2001 (it being understood that changes in general economic conditions shall not be deemed to constitute such a material adverse change).

     SECTION 3.07. Title to Properties; Possession Under Leases. (a)  Each of
                   --------------------------------------------
the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes or where such failure would not otherwise, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

     (b) Each of the Borrower and the Subsidiaries has complied with all obligations under all leases to which it is a party and all such leases are in full force and effect, except to the extent any failure to do so would not reasonably be expected to have a Material Adverse Effect. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except to the extent any failure to do so would not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the date hereof
                   ------------
a list of all Subsidiaries of the Borrower and the percentage ownership interest of the Borrower therein and the percentage of Consolidated Total Assets owned by such Subsidiary as of March 31, 2001.

     SECTION 3.09. Litigation; Compliance with Laws. (a) There are not any
                   --------------------------------
actions, suits or proceedings at law or in equity or by or before any Governmental

Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such person (i) which involve any Loan Document or the Transactions (excluding any such actions, suits or proceedings threatened by the Lenders or the Agent) or (ii) as to which there is a reasonable probability of an adverse determination and which, if such probable adverse determination occurred, could, individually or in the aggregate, reasonably be anticipated to result in a Material Adverse Effect.

     (b) To the best knowledge of the Borrower, neither the Borrower nor any of the Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be anticipated to result in a Material Adverse Effect.

     SECTION 3.10. Agreements. (a)  Neither the Borrower nor any of the
                   ----------
Subsidiaries is a party to any agreement or instrument or subject to any corporate or other restriction that has resulted or could reasonably be anticipated to result in a Material Adverse Effect.

     (b) Neither the Borrower nor any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be anticipated to result in a Material Adverse Effect.

     SECTION 3.11. Federal Reserve Regulations. (a) Neither the Borrower nor any
                   ---------------------------
of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     (b) Following application of the proceeds of each Loan, not more than 25 percent of the value of the assets of the Borrower subject to the provisions of
Section 6.02 or paragraph (f) of Article VII will be Margin Stock.

     SECTION 3.12. Investment Company Act; Public Utility Holding Company Act.
                   ----------------------------------------------------------
Neither the Borrower nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the
                   ---------------
Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

     SECTION 3.14. Tax Returns. Each of the Borrower and the Subsidiaries has
                   -----------
filed or caused to be filed all Federal, state, local and foreign tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except (a) taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary shall have set aside on its books reserves as shall be required in conformity with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.15. No Material Misstatements. No information, report, financial
                   -------------------------
statement, exhibit or schedule furnished by or on behalf of the Borrower to the Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

     SECTION 3.16. Employee Benefit Plans. Each of the Plans, the Borrower and
                   ----------------------
its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred as to which the Borrower or any ERISA Affiliate was required to file a report with the PBGC, and the present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $5,000,000 the value of the assets of such Plan.

     Neither the Borrower nor any ERISA Affiliate has incurred any Withdrawal Liability or any other liability under Title IV of ERISA (other than premiums not yet due) that. remains unpaid and that could result in a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and to the best knowledge of the Borrower no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has received any notice from the PBGC regarding the funded status of any plan.

     SECTION 3.17. Environmental Matters. Except with respect to matters that
                   ---------------------
individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, the Borrower and each Subsidiary has complied with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control or to employee health or safety. Except with respect to matters that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any Subsidiary has received notice of any failure so to comply. Except with respect to matters that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, the Borrower's and the Subsidiaries facilities do not manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law, in violation of any such law or any regulations promulgated pursuant thereto.

     SECTION 3.18. Solvency. As of the Effective Date:
                   --------

          (a) The fair salable value of the assets of the Borrower and each Guarantor will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities of the Borrower or Guarantor as such debts and liabilities mature.

          (b) Except in the case of a refinancing of a Standby Borrowing with a new Standby Borrowing that does not increase the aggregate principal amount of the Loans of any Lender outstanding, the assets of the Borrower and each Guarantor do not constitute unreasonably small capital for the Borrower or Guarantor to carry out its businesses as now conducted and as proposed to be conducted.

          (c) None of the Borrower or any Guarantor intends to incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

ARTICLE IV. CONDITIONS OF LENDING

     The effectiveness of this Agreement and the obligations of the Lenders to make Loans and of the Issuing Bank to issue, extend or renew Letters of Credit hereunder are subject to the satisfaction of the following conditions:

     SECTION 4.01. All Credit Events. On the date of each Borrowing or issuance,
                   -----------------
extension or renewal of a Letter of Credit (each such event being called a "Credit Event"):

          (a) The Agent shall have received a notice of such Credit Event as required by Section 2.03, Section 2.04, or Section 2.20, as the case may be (or such notice shall have been deemed given in accordance with Section 2.04).

          (b) Except in the case of a refinancing of a Standby Borrowing with a new Standby Borrowing that does not increase the aggregate principal amount of the Loans of any Lender outstanding, the representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (c) No Default or Event of Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

     SECTION 4.02. First Credit Event. On the Effective Date:
                   ------------------

          (a) The Agent shall have received (i) a copy of the certificate or articles of incorporation (or analogous documents) and all amendments thereto of each Loan Party certified as of a recent date by the Secretary of State (or other appropriate Governmental Authority) of the state (or country) of its organization or such other evidence as is reasonably satisfactory to the Agent; (ii) a certificate as to the good standing (or other analogous certification to the extent available) of each Loan Party as of a recent date, from the appropriate Secretary of State (or other appropriate Governmental Authority) or such other evidence as is reasonably satisfactory to the Agent; (iii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws (or such other analogous documents to the extent available) of such Loan Party as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of

     Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which it is party, and in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation (or analogous documents) of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing (or other analogous certification or such other evidence reasonably satisfactory to the Agent) furnished pursuant to clause (i) or (ii) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (iii) above; and (v) such other documents as the Agent, the Lenders or the Issuing Bank may reasonably request.

          (b) The Agent shall have received a certificate of the Borrower, dated the Effective Date and signed by a Financial Officer of the Borrower confirming compliance with the conditions precedent set forth in paragraphs
     (b) and (c) of Section 4.01.

          (c) The Agent shall have received all Fees and other amounts due and payable on or prior to the Effective Date.

          (d) The Agent shall have received a favorable written opinion of in-house counsel to the Borrower and the Guarantors and Latham & Watkins, special counsel to the Borrower and the Guarantors, each dated the Effective Date and addressed to the Agent, the Lenders and the Issuing Bank, in form and substance satisfactory to the Agent and the Lenders, and the Borrower hereby instructs such counsel to deliver such opinions to the Agent.

          (e) Neither the Borrower nor any of its Subsidiaries shall have outstanding any Indebtedness, other than (i) Indebtedness incurred under the Loan Documents and (ii) other Indebtedness permitted under Section 6.01 and outstanding on the Effective Date.

          (f) The Existing Credit Agreement and all commitments thereunder to lend shall have been terminated, all letters of credit issued thereunder shall have been terminated or converted into Letters of Credit under this Agreement, all amounts outstanding thereunder shall have been paid in full and all Liens, if any, securing any obligations thereunder or under any related agreement shall have been permanently released and (ii) the Agent shall have received evidence satisfactory in form and substance to it demonstrating such termination, payment and release.

          (g) The Agent shall have received a counterpart of the Guarantee Agreement signed on behalf of each Subsidiary Loan Party.

     The Agent shall notify the Borrower and the Lenders of the Effective Date, and such notices shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.08) at or prior to 5:00 p.m., New York City time, on July 31, 2001 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

ARTICLE V. AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, and until all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower shall, and shall cause each of the Subsidiaries to:

     SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be
                   ------------------------------------
done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05, and except for inactive Subsidiaries that do not engage in any business and whose failure to maintain legal existence would not reasonably be expected to have a Material Adverse Effect.

     (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names used in the conduct of its business, except to the extent any failure to do so would not reasonably be expected to have a Material Adverse Effect; comply with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted, except to the extent any failure to do so would not reasonably be expected to have a Material Adverse Effect;

     (c) (i) maintain and operate its business in primarily the manner in which it is presently conducted and operated; and (ii) at all times maintain and preserve all property used in the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided that in each case (i) and (ii) the foregoing shall not prohibit the Borrower or any Subsidiary from discontinuing or changing the operation and maintenance of any Subsidiary, property or business if such discontinuance or change would not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.02. Insurance. Keep its insurable properties adequately insured
                   ---------
at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

     SECTION 5.03. Taxes. Pay and discharge promptly when due all taxes,
                   -----
assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful and valid claims for labor, materials and supplies or otherwise which, if unpaid, would reasonably be expected to have a Material Adverse Effect; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower or such Subsidiary shall have set aside on its books reserves with respect thereto as shall be required in conformity with GAAP.

     SECTION 5.04. Financial Statements, Reports, etc. In the case of the
                   ----------------------------------
Borrower, furnish to the Agent and each Lender:

          (a) within 100 days after the end of each fiscal year, its audited consolidated balance sheets and related statements of income and cash flow, showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such subsidiaries during such year, all audited by Arthur Andersen LLP or other independent public accountants of recognized national standing acceptable to the Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year, its unaudited consolidated balance sheets and related statements of income and cash flow, showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by the Financial Officer of the Borrower as fairly presenting the financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of the accounting firm or the Financial Officer of the Borrower opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations)

               (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the covenants contained in Sections 6.12, 6.13 and Section 6.14;

          (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any Governmental Authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

          (e) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Agent or any Lender may reasonably request.

     SECTION 5.05. Litigation and Other Notices. Furnish to the Agent, the
                   ----------------------------
Issuing Bank and each Lender prompt written notice of the following:

          (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

          (b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof as to which there is a reasonable probability of an adverse determination and which, if such probable adverse determination occurred, could reasonably be anticipated to result in a Material Adverse Effect; and

          (c) any development that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect.

     SECTION 5.06. ERISA.
                   -----

     (a) Comply in all material respects with the applicable provisions of ERISA and (b) furnish to the Agent and each Lender (i) as soon as possible, and in any event within 30 days after any Responsible Officer of the Borrower or any ERISA Affiliate either knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice the Borrower or any ERISA Affiliate may receive from the PBGC relating to the funded status of any Plan or to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans, (iii) within ten (10) days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer of the Borrower setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability in excess of $500,000 or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA.

     SECTION 5.07. Maintaining Records; Access to Properties and Inspections.
                   ---------------------------------------------------------
Maintain all financial records in accordance with GAAP and upon reasonable notice by any Lender permit any representatives designated by such Lender, subject to Section 9.16 of this Agreement, to visit and inspect the financial records and the properties of the Borrower or any Subsidiary at reasonable times during normal business hours and as often as requested and to make extracts from and copies of such financial records, and permit any representatives designated by any Lender to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor.

     SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request
                   ---------------
the issuance of Letters of Credit only for the purposes set forth in the preamble to, this Agreement.

     SECTION 5.09. Subsidiaries. (a) If any additional Subsidiary is formed or
                   ------------
acquired after the Effective Date, the Borrower will notify the Agent and the Lenders thereof. If any Domestic Subsidiary has or acquires assets greater than or equal to 10% of Consolidated Total Assets or any Foreign Subsidiary has or acquires assets greater than or equal to 15% of Consolidated Total Assets, the Borrower will cause such Subsidiary and each Subsidiary that directly or indirectly owns capital stock of such Subsidiary (other than a Foreign Subsidiary which is not required to become a party to the Guarantee Agreement to make enforceable under applicable law the Guarantee Agreement of such Subsidiary) to become a party to the Guarantee Agreement within ten (10) Business Days after delivery of the compliance certificate under 5.04(c) demonstrating the need for any such Subsidiary to become a Guarantor. If any other Subsidiaries have or acquire assets having a value that would cause a breach of Section 6.14, the Borrower will cause those Subsidiaries designated by the Borrower and sufficient to achieve compliance with Section 6.14 to become party to the Guarantee Agreement within ten (10) Business Days after delivery of the compliance certificate under 5.04(c) demonstrating the need for one or more additional Subsidiaries to become a Guarantor.

     (b) Other than during the continuance of a Default or Event of Default, at the request of the Borrower, the Agent shall release any Guarantor from the Guarantee Agreement in connection with the sale, transfer or other disposition of such Guarantor or all or substantially all of the assets owned by such Subsidiary in an Asset Sale or in a transfer among such Guarantor and the Borrower and/or another Guarantor; provided that prior to any such release the Borrower shall deliver a certificate of the Financial Officer of the Borrower setting forth in reasonable detail computations evidencing compliance with Section 6.14 on a pro forma basis after giving effect to such release and certifying that no Default or Event of Default has occurred and is continuing, or would occur after giving effect to such release.

ARTICLE VI. NEGATIVE COVENANTS

     The Borrower covenants and agrees with each Lender, the Issuing Bank and the Agent that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, and until all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower shall not, and shall not cause or permit any of the Subsidiaries to:

     SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any
                   ------------
Indebtedness if (a) a Default or an Event of Default would exist after giving effect to such Indebtedness or (b) in the case of Indebtedness incurred by a Foreign Subsidiary that is not a Guarantor, such Indebtedness is Recourse to the Borrower or any Subsidiary Loan Party.

     SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on
                   -----
any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights (excluding rights of first refusal) in respect of any thereof, except (without duplication):

          (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided, however, that such Liens shall secure only those obligations which they secure on the date hereof except as otherwise permitted hereunder;

          (b) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary; provided, however, that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary;

          (c) Liens for taxes not yet due or which are being contested in compliance with Section 5.03;

          (d) carriers', warehousemen's, mechanics, materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due or which are being contested in compliance with Section 5.03;

          (e) statutory liens of landlords in respect of property leased by the Borrower or any Subsidiary;

          (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

          (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (i)  Liens created under the Loan Documents to secure the Obligations;

          (j) other Liens to secure permitted purchase-money Indebtedness (including Capital Lease Obligations) and other Non-Recourse Indebtedness of the Borrower or any Subsidiary; provided that (i) such Lien does not apply to any property or assets of the Borrower or any Subsidiary consisting of franchise brands (whether now owned or hereafter acquired) and related franchise agreements and (ii) such Lien is limited to the property and assets acquired in connection with such financing and the proceeds thereof.

          (k) other Liens to secure Recourse Indebtedness of the Borrower or any Subsidiary; provided that (i) such Lien does not apply to any property or assets of the Borrower or such Subsidiary consisting of franchise brands (whether now owned or hereafter acquired) and related franchise agreements and (ii) the aggregate outstanding principal amount of Recourse Indebtedness secured by Liens shall not exceed $25,000,000 at any time.

     SECTION 6.03. Sale and Lease-Back Transactions. Enter into any Sale and
                   --------------------------------
Lease-Back Transaction unless immediately thereafter the value (determined as of the time of sale in accordance with GAAP) of all property the subject of Sale and Lease-Back Transactions, when added to the aggregate principal amount of Indebtedness of the Borrower or any Subsidiary secured at such time by Liens permitted only under Sections 6.02(j) and (k), does not exceed 15% of Consolidated Total Assets at such time.

     SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire
                   -------------------------------
any capital stock, comparable ownership interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

          (a) the investments and guarantees existing on the date hereof set forth on Schedule 6.04 and investments by the Borrower or any Subsidiary in the capital stock or comparable ownership interests of the Subsidiaries, including by means of contributions by any Subsidiary of Hotel Properties to the Borrower or a Subsidiary; provided that if a Default or an Event of Default has occurred and is continuing, the Borrower or a Subsidiary Loan Party may not invest in the capital stock or comparable ownership interests of any Subsidiary that is not a Subsidiary Loan Party;

          (b) loans or advances by the Borrower to Subsidiaries or by Subsidiaries to the Borrower or other Subsidiaries, in each case to the extent no Default or Event of Default would exist after giving effect thereto;

          (c)  Permitted Liquid Investments;

          (d) so long as no Default or Event of Default has occurred and is continuing, loans and advances by the Borrower and its Subsidiaries to their employees, officers, and directors in the ordinary course of business in an aggregate amount outstanding at any time not in excess of $5,000,000;

          (e) other investments, capital contributions, Guarantees, loans and advances made in connection with hospitality-related business activities so long as (i) no Default or Event of Default has occurred and is continuing, or would exist after giving effect thereto and (ii) after giving effect thereto, the Borrower and the Subsidiaries, taken as a whole, will continue to engage primarily in the business of hotel franchising.

     SECTION 6.05. Mergers and Consolidations. Merge into or consolidate with
                   --------------------------
any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all its assets whether now owned or hereafter acquired, except that:

          (a)  (i) the Borrower may merge or consolidate with a Subsidiary or
     (ii) a Subsidiary may merge or consolidate with the Borrower, in each case so long as the Borrower is the surviving entity;

          (b)  any Subsidiary may merge or consolidate with any Subsidiary; and

          (c) the Borrower or any Subsidiary may merge or consolidate with another person; provided, however, that:

               (i) the Borrower or such Subsidiary is the surviving entity, or in the case of a Subsidiary, such merger or consolidation of such Subsidiary into another person is an Asset Sale permitted hereunder;

               (ii) no Default or Event of Default has occurred and is continuing, or would exist after giving effect to such merger or consolidation; and

               (iii) the Agent shall receive a certificate signed by a Financial Officer of the Borrower confirming compliance with clause
          (ii) above.

     SECTION 6.06. Asset Sales. Consummate any Asset Sale if (a) a Default or
                   -----------
Event of Default has occurred and is continuing, or would occur after giving effect thereto or (b) the assets or properties subject to such Asset Sale consist of any franchise brand (whether now owned or hereafter acquired) and the franchise agreements related to such brand.

     SECTION 6.07. Transactions with Affiliates. Sell or transfer any property
                   ----------------------------
or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates unless (i) such transaction is conducted in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arms-length basis from unrelated third parties or (ii) such transaction is between or among the Borrower and the Guarantors; provided that the Borrower or any Subsidiary may not engage in any of the foregoing transactions with an Affiliate that is not a Subsidiary Loan Party if a Default or an Event of Default has occurred and is continuing.

     SECTION 6.08. Business of Borrower and Subsidiaries. Engage at any time in
                   -------------------------------------
any business or business activity other than the business currently conducted by it or other hospitality-related activities; provided that the Borrower and the Subsidiaries, taken as a whole, shall at all times engage primarily in the business of hotel franchising.

     SECTION 6.09. Agreements. Permit any Subsidiary Loan Party to enter into
                   ----------
any agreement or incur any obligation the terms of which would impair the ability of any Subsidiary Loan Party to pay dividends, to make intercompany loans or advances or to make distributions (it being agreed that this Section shall not be breached by any such agreement or obligation binding upon a Subsidiary at the time it becomes a Subsidiary and not incurred in contemplation of its becoming a Subsidiary).

     SECTION 6.10. Fiscal Year. Change its fiscal year end from that in effect
                   -----------
at December 31, 2000, other than as required by GAAP.

     SECTION 6.11. No Further Negative Pledges. Except with respect to
                   ---------------------------
prohibitions against other encumbrances on specific property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific property, and improvements and accretions thereto and proceeds thereof, and is otherwise permitted hereby), enter into any agreement prohibiting the creation or assumption of any Lien upon the properties or assets of the Borrower or any Subsidiary Loan Party, whether now owned or hereafter acquired, or requiring an obligation to be secured if some other obligation is secured; provided that the foregoing shall not apply to any prohibitions or requirements set forth in any Loan Document or set forth in the Indenture dated May 4, 1998 for the Borrower's Senior Notes due 2008, as amended or supplemented and in effect from time to time on terms not materially less favorable to the Lenders than in effect on the date hereof.

     SECTION 6.12. Consolidated Leverage Ratio. In the case of the Borrower,
                   ---------------------------
permit the Consolidated Leverage Ratio as of the last day of and for any period of four fiscal quarters ending during the period from and including the date hereof through the Term Maturity Date and the Revolving Maturity Date to exceed
3.25 to 1.0. The Consolidated Leverage Ratio shall be calculated as of the end of each fiscal quarter based on the period of the four consecutive fiscal quarters ending on such date.

     SECTION 6.13. Consolidated Interest Coverage Ratio. In the case of the
                   ------------------------------------
Borrower, permit the Consolidated Interest Coverage Ratio for any period of four fiscal quarters ending during the period from and including the date hereof through the Term Maturity Date and the Revolving Maturity Date to be less than
3.75 to 1.00. The Consolidated Interest Coverage Ratio shall be calculated as of the end of each fiscal quarter based on the period of the four consecutive fiscal quarters ending on such date.

     SECTION 6.14. Required Guarantors. Permit (a) as of the last day of any
                   -------------------
fiscal quarter, (i) the Consolidated Total Assets owned or controlled by Domestic Subsidiaries that are not Guarantors to exceed 10% of Consolidated Total Assets or (ii) the Consolidated Total Assets owned or controlled by Foreign Subsidiaries that are not Guarantors to exceed 15% of Consolidated Total Assets, and (b) any such failure to continue beyond the time period for additional Subsidiaries to become parties to the Guarantee Agreement as required by Section 5.09.

ARTICLE VII. EVENTS OF DEFAULT

     In case of the happening of any of the following events ("Events of Default''):

          (a) any representation or warranty made or deemed made (such representation or warranty being deemed made as provided in Section 4.01) in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

          (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

          (d) default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in Section 5.01(a) or 5.09 or in Article VI;

          (e) default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c) and (d) above) and such default shall continue unremedied for a period of ten (10) Business Days after notice thereof from the Agent to the Borrower;

          (f) the Borrower or any other Credit Party shall (i) fail to pay any principal or interest due in respect of any Indebtedness in an aggregate principal amount in excess of $10,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Indebtedness in an aggregate principal amount in excess of $10,000,000, or permit any other event to occur, if the effect of any failure or event referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any other Credit Party, or of a substantial part of the property or assets of the Borrower or any other Credit Party, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any other Credit Party, or for a substantial part of the property or assets of the Borrower or any other Credit Party, or (iii) the winding-up or liquidation of the Borrower or any other Credit Party; and such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) the Borrower or any other Credit Party, shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any other Credit Party or for a substantial part of the property or assets of the Borrower or any other Credit Party, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

          (i) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower, any other Credit Party or any combination thereof and the same shall remain undischarged for a period of 90 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any other Credit Party to enforce any such judgment and such action has not been effectively stayed within ten (10) days;

          (j) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower to the PBGC or to a Plan in an aggregate amount exceeding $5,000,000 and, within 30 days after the reporting of any such Reportable Event to the Agent or after the receipt by the Agent of the statement required pursuant to Section 5.06, the Agent shall have notified the Borrower in writing that (i) the Required Lenders have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan or the PBGC and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans;

          (k) (i) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such

     Withdrawal Liability or is not in fact contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of the Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), exceeds $5,000,000 or requires payments exceeding $1,000,000 in any year;

          (1) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $1,000,000; or

          (m)  there shall have occurred a Change in Control;

          then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) above), and at any time thereafter during the continuance of such event, the Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) require cash collateral as contemplated by
     Section 2.20(i); and in any event with respect to the Borrower described in clause (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, and the Borrower shall automatically be required to provide cash collateral in respect of outstanding Letters of Credit, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the

     Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII.  THE AGENT

     In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Agent on behalf of the Lenders and the Issuing Bank. Each of the Lenders hereby irrevocably authorizes the Agent to take such actions on behalf of such Lender or Issuing Bank and to exercise such powers as are specifically delegated to the Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered pursuant to this Agreement as received by the Agent.

     Neither the Agent nor any of its directors, officers, employees or agents shall be liable to the Lenders as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith (other than any statement, representation or warranty relating to the Agent or relating to the functions of the Agent hereunder), or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Agent may deem and treat the payee of any note referred to in Section 2.07 as the owner thereof for all purposes hereof until it shall have received from the payee of such note notice, given as provided herein, of the transfer thereof. The Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender or Issuing Bank of any of its obligations hereunder or to any Lender or Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or Issuing Bank or the Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

     Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor subject to the written consent of the Borrower to such successor (which consent will not be unreasonably withheld). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 Business Days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, after conferring with the Borrower, appoint a successor Agent which shall be a bank with offices in New York, New York and London, England, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     With respect to the Loans made by it hereunder, the Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent.

     Each Lender agrees (i) to reimburse the Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder or, if the Commitments shall have been terminated, on its Commitment most recently in effect) of any expenses incurred for the benefit of the Lenders by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which the Borrower shall be obligated to reimburse under
Section 9.05 but which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses; damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent or any of them in any way relating to or arising out of the Agent's role under this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided, however, that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent or any of its directors, officers, employees or agents.

     Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

ARTICLE IX. MISCELLANEOUS

     SECTION 9.01. Notices. Notices and other communications provided for herein
                   -------
shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

          (a) if to the Borrower, at 10750 Columbia Pike, Silver Spring, Maryland 20901, Attention of General Counsel, with a copy to the Chief Financial Officer of the Borrower (Telecopy No. (301) 979-6314);

          (b) if to the Agent or the Issuing Bank, to it at The Chase Manhattan Bank, 270 Park Avenue, 31/st/ Floor, New York, New York 10017, Attention of Marc E. Costantino, (Telecopy No. (212) 270-3513), with a copy to The Chase Manhattan Bank, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Loan and Agency Services, (Telecopy No. (212) 522-
     5701), The Chase Manhattan Bank, 270 Park Avenue, New York, New York
     10017, Attention of William Veits, Esq. (Telecopy No. (212) 270-1268), and Chase Manhattan International Limited, Trinity Tower, 9 Thomas More Street, London, England E19YT, Attention of Steven Hurford (Telecopy No. 011 44 71 777 2360); and

          (c) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto.

     Except as otherwise provided in Section 9.15(c), all notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

     SECTION 9.02. Survival of Agreement. All covenants, agreements,
                   ---------------------
representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated.

     SECTION 9.03. Binding Effect. This Agreement shall become effective when it
                   --------------
shall have been executed by the Borrower and the Agent and when the Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower may not assign or delegate its rights or obligations hereunder or any interest herein without the prior consent of all the Lenders.

     SECTION 9.04. Successors and Assigns.
                   ----------------------

          (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

          (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or a Lender Affiliate, the Borrower (unless an Event of Default has occurred and is continuing, in which case the Borrower's consent to such assignment shall not be required) and the Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or a Lender Affiliate or an assignment of all of a Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 and the amount of the Commitment of such Lender remaining after such assignment shall not be less than $5,000,000 or shall be zero, (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iv) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to Section 9.04(e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lenders rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.05, as well as to any Fees accrued for its account hereunder and not yet paid)). If the consent of the Borrower is required pursuant to this Section 9.04, and the Borrower does not respond to the Agent's request for consent within five (5) Business Days of such request, the consent shall be deemed given.

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;
     (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terns hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Agent shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agent, the Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 9.04(b) and, if required, the written consent of the Borrower, the Issuing Bank and the Agent to such assignment, the Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Issuing Bank.

          (f) Each Lender may without the consent of or notice to the Borrower, the Issuing Bank or the Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if they were Lenders but not in excess of those cost protections to which the Lender from which it purchased its participation would be entitled to under Sections 2.13, 2.15 and 2.19 and (iv) the Borrower, the Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender (and shall not be required to deal with any participating bank or other entity, notwithstanding any other provision contained herein) in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder, increasing the Commitment of such Lender or decreasing the amount of principal of or the rate at which interest is payable on the Loans of such Lender, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans of such Lender or releasing any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement) or limiting any Subsidiary Loan Party's liability in respect of its Guarantee).

          (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
     Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, however, that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to preserve the confidentiality of such confidential information (subject to those exceptions set forth in Section 9.16). It is understood that confidential information relating to the Borrower would not ordinarily be provided in connection with assignments or participations of Competitive Loans.

          (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided, however, that no such assignment shall release a Lender from any of its obligations hereunder.

          (i) Any Lender (each, a "Designating Lender") may at any time designate one Designated Bank to fund Competitive Loans on behalf of such Designating Lender subject to the terms of this Section 9.04(i) and the provisions in 9.04(b) and (f) shall not apply to such designation. No Lender may designate more than one (1) Designated Bank. The parties to each such designation shall execute and deliver to the Agent for its acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Bank, the Agent will accept such

     Designation Agreement and will give prompt notice thereof to the Borrower, whereupon, (i) the Borrower shall execute and deliver to the Designating Bank a Designated Bank Note payable to the order of the Designated Bank,
     (ii) from and after the effective date specified in the Designation Agreement, the Designated Bank shall become a party to this Agreement with a right to make Competitive Loans on behalf of its Designating Lender pursuant to Section 2.03 after the Borrower has accepted a Competitive Loan (or portion thereof) of such Designating Lender, and (iii) the Designated Bank shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Bank which is not otherwise required to repay obligations of such Designated Bank which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Bank, the Designating Lender shall be and remain obligated to the Borrower, the Agent and the other Lenders for each and every of the obligations of the Designating Lender and its related Designated Bank with respect to this Agreement, including, without limitation, any indemnification obligations hereunder and any sums otherwise payable to the Borrower by the Designated Bank. Each Designating Lender shall serve as the administrative agent of the Designated Bank and shall on behalf of, and to the exclusion of, the Designated Bank: (i) receive any and all payments made for the benefit of the Designated Bank and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Lender as administrative agent for the Designated Bank and shall not be signed by the Designated Bank on its own behalf but shall be binding on the Designated Bank to the same extent as if actually signed by the Designated Bank. The Borrower, the Agent and Lenders may rely thereon without any requirement that the Designated Bank sign or acknowledge the same. No Designated Bank may assign or transfer all or any portion of its interest hereunder or under any other Loan Document, other than assignments to the Designating Lender which originally designated such Designated Bank.

     SECTION 9.05. Expenses; Indemnity. (a)  The Borrower agrees to pay all
                   -------------------
reasonable out-of-pocket expenses incurred by each of the Agent, the Issuing Bank, J.P. Morgan Securities Inc. and their Affiliates in connection with the preparation of this Agreement and the other Loan Documents and the syndication of the facilities provided for herein or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agent or any Lender in connection with the enforcement or protection of their rights (as such rights may relate to the Borrower or any Subsidiary) in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees and disbursements of counsel for the Agent, and, in connection with any "work-out" or any enforcement or protection of the rights of the Lenders or the Agent hereunder, any other counsel for the Agent and counsel for any Lender, including the allocated costs of in-house counsel.

     (b) The Borrower agrees to indemnify the Agent, each Lender, and the Issuing Bank and their respective directors, officers, employees, agents and Affiliates (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, obligations, actions or causes of action brought by a third party, settlement payments and related expenses, including reasonable counsel fees and expenses, incurred, suffered, sustained or required to be paid by or asserted against any Indemnitee by reason of or resulting from or in connection with any claim, litigation, investigation or proceeding (regardless of whether any Indemnitee is a party thereto) in any way related to (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Promptly after receipt by an Indemnitee of notice of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought hereunder, such person shall notify the Borrower of such complaint or of the commencement of such action or proceeding, but failure so to notify the Borrower will relieve the Borrower from any liability which the Borrower may have hereunder only if and to the extent that such failure results in the forfeiture by the Borrower of substantial rights and defenses, and shall not in any event relieve the Borrower from any other obligation or liability that the Borrower may have to any Indemnitee otherwise than under this Agreement. If the Borrower so elects or is requested by such Indemnitee, the Borrower shall assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnitee and the payment of the reasonable fees and disbursements of such counsel. In the event, however, such Indemnitee reasonably determines in its judgment that having common counsel would present such counsel with a conflict of interest or if the defendant in, or targets of, any such action or proceeding include both the Indemnitee and the Borrower, and such Indemnitee reasonably concludes that there may be legal defenses available to it or other Indemnitees that are different from or in addition to those available to the Borrower or if the Borrower fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to such Indemnitee, in either case in a timely manner, then the Indemnitee may employ separate counsel to represent or defend it in any such action or proceeding and the Borrower shall pay the reasonable fees and disbursements of such counsel. In any action or proceeding the defense of which the Borrower assumes, the Indemnitee shall have the right to participate in such litigation and to retain its own counsel at the Indemnitee's own expense. The Borrower further agrees that it shall not, without the prior written consent of the Indemnitee, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not an Indemnitee is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes (i) an unconditional release of each Indemnitee hereunder from all liability arising out of such claim, action, suit or proceeding or (ii) a covenant not to sue each Indemnitee, or another similar alternative which is consented to by each Indemnitee party to such claim, action, suit or proceeding, which covenant not to sue or other approved alternative has the effect of an unconditional release of each Indemnitee hereunder from all liability arising out of such claim, action, suit or proceeding.

     (c) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agent or any Lender or any Issuing Bank. All amounts due under this Section shall be payable on written demand therefor.

     SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred
                   ---------------
and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding trust accounts) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the Obligations held by such Lender which are then due and owing, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have (it being assumed for purposes of this Section that such Lender shall convert any amount so setoff into the relevant currency on the date of such setoff).

     SECTION 9.07. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN
                   --------------
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PRINCIPLES OR PROVISIONS. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Agent or
                   ------------------
any Lender or any Issuing Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 9.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or Fees, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) increase the Commitment or change the Facility Fees of any Lender without the prior written consent of such Lender, (iii) release any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement (except as permitted by Section 5.09(b) or as expressly provided in the Guarantee Agreement) or limit any Subsidiary Loan Party's liability in respect of its Guarantee, without the written consent of each Lender, or (iv) amend or modify the provisions of Section 2.16, the provisions of this Section, the definition of the "Required Lenders" or the provisions of
Section 9.03, without the prior written consent of each affected Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent or any Issuing Bank hereunder without the prior written consent of the Agent or such Issuing Bank.

     (c) Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Designating Lender on behalf of its Designated Bank affected thereby, (a) subject such Designated Bank to any additional obligations, (b) reduce the principal of, interest on, or other amounts due with respect to, the Designated Bank Note made payable to such Designated Bank, or (c) postpone any date fixed for any payment of principal of, or interest on, or other amounts due with respect to, the Designated Bank Note made payable to the Designated Bank.

     SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to
                   ------------------------
the contrary, if at any time the applicable interest rate on any Loan or participation in any L/C Disbursement, together with all fees and charges which are treated as interest or such Loan or participation in any L/C Disbursement under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

     SECTION 9.10. Entire Agreement. This Agreement and the other Loan Documents
                   ----------------
and the letter agreement referred to in Section 2.06(b) constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

     SECTION 9.11. Waiver of Jury Trial; Punitive Damages. Each party hereto
                   --------------------------------------
hereby waives, to the fullest extent permitted by applicable law, (a) any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan Documents and (b) any claims for punitive damages (to the extent such claims arise from the use of proceeds of the Loans for the purpose of acquisitions). Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section.

     SECTION 9.12. Severability. In the event any one or more of the provisions
                   ------------
contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 9.13. Counterparts. This Agreement may be executed in two or more
                   ------------
counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

     SECTION 9.14. Headings. Article and Section headings and the Table of
                   --------
Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 9.15. Jurisdiction; Consent to Service of Process; Judgment
                   -----------------------------------------------------
Currency. (a) Each of the Borrower, the Lenders, the Agent and the Issuing Bank
--------
hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent, any Issuing Bank, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

     (b) Each of the Borrower, the Lenders, the Agent and the Issuing Bank hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) The Borrower and each other party hereto consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     (d) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so under applicable law, that the rate of exchange used shall be the spot rate at which in accordance with normal banking procedures the first currency could be purchased in New York City with such other currency by the person obtaining such judgment on the Business Day preceding that on which final judgment is given.

     (e) The parties agree, to the fullest extent that they may effectively do so under applicable law, that the obligations of the Borrower to make payments in any currency of the principal of and interest on the Loans of the Borrower and any other amounts due from the Borrower hereunder to the Agent as provided in Section 2.16 (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with Section 9.15(d)), in any currency other than the relevant currency, except to the extent that such tender or recovery shall result in the actual receipt by the Agent at its relevant office as provided in Section 2.16 on behalf of the Lenders of the full amount of the relevant currency expressed to be payable in respect of the principal of and interest on the Loans and all other amounts due hereunder (it being assumed for purposes of this clause (i) that the Agent will convert any amount tendered or recovered into the relevant currency on the date of such tender or recovery), (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the relevant currency the amount, if any, by which such actual receipt shall fall short of the full amount of the relevant currency so expressed to be payable and (iii) shall not be affected by an unrelated judgment being obtained for any other sum due under this Agreement.

     SECTION 9.16. Confidentiality. Unless otherwise agreed to in writing by the
                   ---------------
Borrower, the Issuing Bank, the Agent and each Lender, each of the Borrower, the Issuing Bank, the Agent and the Lenders hereby agrees to keep all Proprietary Information (as defined below) confidential and not to disclose or reveal any Proprietary Information to any person other than the Agent's or such Lender's directors, officers, employees, Affiliates and agents and to actual or potential assignees and participants and actual or potential counterparties (or Advisors) to any swap or derivatives transaction, and then only on a confidential basis; provided, however, that the Agent, the Issuing Bank or any Lender may disclose Proprietary Information (a) as required by law, rule, regulation or judicial process, (b) to its attorneys and accountants, (c) as requested or required by any state or Federal or foreign authority or examiner regulating banks or banking or (d) subject to appropriate confidentiality protections for the benefit of the Borrower, in any legal proceedings between the Agent, the Issuing Bank or such Lender and the Borrower arising out of this Agreement. For purposes of this Agreement, the term "Proprietary Information" shall include all information about the Borrower or any of their Affiliates which has been furnished by the Borrower or any of its Affiliates, whether furnished before or after the date hereof, and regardless of the manner in which it is furnished; provided, however, that proprietary Information does not include information which (x) is or becomes generally available to the public other than as a result of a disclosure by the Agent, the Issuing Bank or any Lender not permitted by this Agreement, (y) was obtained or otherwise became available to the Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure to the Agent, the Issuing Bank or such Lender by the Borrower or any of its Affiliates or (z) becomes available to the Agent, the Issuing Bank or any Lender on a nonconfidential basis from a person other than the Borrower or its Affiliates who, to the best knowledge of the Agent, the Issuing Bank or such Lender, as the case may be, is not otherwise bound by a confidentiality agreement with the Borrower or any of its Affiliates, or is not otherwise prohibited from transmitting the information to the Agent, the Issuing Bank or such Lender.

     SECTION 9.17. European Monetary Union. (a)  If, as a result of the
                   -----------------------
implementation of European monetary union, (i) any currency ceases to be lawful currency of the nation issuing the same and is replaced by a European common currency, or (ii) any currency and a European common currency are at the same time recognized by the central bank or comparable authority of the nation issuing such currency as lawful currency of such nation and the Agent or the Required Lenders shall so request in a notice delivered to the Borrower, then any amount payable hereunder by any party hereto in such currency shall instead be payable in the European common currency and the amount so payable shall be determined by translating the amount payable in such currency to such European common currency at the exchange rate recognized by the European Central Bank for the purpose of implementing European monetary union. Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any currency will continue to be payable only in that currency.

     (b) The Borrower agrees, at the request of any Lender, to compensate such Lender for any loss, cost, expense or reduction in return that shall be incurred or sustained by such Lender as a result of the implementation of European monetary union and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of a Lender setting forth in reasonable detail the calculation for the amount or amounts necessary to compensate such Lender shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

     (c) The Borrower agrees, at the request of the Required Lenders, at the time of or at any time following the implementation of European monetary union, to enter into an agreement amending this Agreement in such manner as the Required Lenders shall reasonably request in order to reflect the implementation of such monetary union and to place the parties hereto in the position they would have been in had such monetary union not been implemented.

     SECTION 9.18. No Bankruptcy Proceedings. Each of the Borrower, the Agent,
                   -------------------------
and the Lenders hereby agrees that it will not institute against any Designated Bank or join any other person in instituting against any Designated Bank any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, until the later to occur of (i) one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Bank and (ii) the Revolving Maturity Date.

     IN WITNESS WHEREOF, the Borrower, the Agent, the Issuing Bank and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                       CHOICE HOTELS INTERNATIONAL, INC.,



                                       By: ______________________________
                                                Name:
                                                Title:

                                       THE CHASE MANHATTAN BANK, individually
                                       and as Issuing Bank and Agent



                                       By: ______________________________
                                                Name:
                                                Title:


                                       FLEET NATIONAL BANK, individually and as Syndication Agent



                                       By: ______________________________
                                                Name:
                                                Title:


                                       SALOMON SMITH BARNEY INC., as
                                       Syndication Agent



                                       By: ______________________________
                                                Name:
                                                Title:

                                        FIRST UNION NATIONAL BANK, individually
                                        and as Documentation Agent


                                        By: ______________________________
                                                 Name:
                                                 Title:


                                        CITICORP REAL ESTATE, INC.



                                        By: ______________________________
                                                 Name:
                                                 Title:


                                        ALLFIRST BANK



                                        By: ______________________________
                                                 Name:
                                                 Title:


                                        CHEVY CHASE BANK FSB



                                        By: ______________________________
                                                 Name:
                                                 Title:

                                            THE DAI-ICHI KANGYO BANK, LTD.



                                            By: ______________________________
                                                     Name:
                                                     Title:


                                            E. SUN COMMERCIAL BANK, LTD.



                                            By: ______________________________
                                                     Name:
                                                     Title:



                                            FUJI BANK, LIMITED



                                            By: ______________________________
                                                     Name:
                                                     Title:


                                            SUNTRUST BANK



                                            By: ______________________________
                                                     Name:
                                                     Title: